EXECUTION VERSION CRUDE OIL GATHERING AGREEMENT May 21, 2018 SALT CREEK MIDSTREAM, LLC “Gatherer” And LILIS ENERGY, INC. “Shipper”

TABLE OF CONTENTS Page ARTICLE I CERTAIN DEFINITIONS ........................................................................................ 1 ARTICLE II TERM ....................................................................................................................... 8 2.1 Term .................................................................................................................. 8 ARTICLE III DEDICATION ........................................................................................................ 9 3.1 Dedication ......................................................................................................... 9 3.2 Subsequently Acquired Interests ........................................................................9 3.3 New Dedications and Commitments............................................................... 10 3.4 Releases and Exclusions from the Dedication; Reservations ..........................10 3.5 Covenant Running with the Land ................................................................... 12 3.6 Memorandum of Agreement ........................................................................... 12 ARTICLE IV COMMENCEMENT DATE AND CONSTRUCTION OF FACILITIES ........... 12 4.1 Commencement Date ...................................................................................... 13 4.2 Construction of Commencement Date Facilities .............................................13 4.3 Construction of Receipt Point(s); Drilling Plans .............................................13 4.4 License and Right-of-Use ............................................................................... 16 4.5 Construction Delay ..........................................................................................16 4.6 Connecting Pipelines....................................................................................... 17 ARTICLE V DELIVERY TO CONNECTING PIPELINES ...................................................... 17 ARTICLE VI GATHERER OBLIGATIONS ............................................................................. 18 6.1 Provision of Services .......................................................................................18 6.2 Gatherer’s Prorationing Obligations; Priority Service .....................................18 ARTICLE VII NOMINATIONS AND OTHER TERMS ........................................................... 18 7.1 Nominations .....................................................................................................18 7.2 Unused Capacity ............................................................................................. 18 7.3 Tariff ............................................................................................................... 19 7.4 Linefill ............................................................................................................. 19 7.5 Off-Spec Crude Oil ......................................................................................... 19 7.6 Loss Allowance ................................................................................................20 7.7 Commingling; Quality Bank ........................................................................... 20 7.8 Possession and Control; Liability ....................................................................20 ARTICLE VIII FEES .................................................................................................................. 21 8.1 Tariff Filings and Rates................................................................................... 21 8.2 Governmental Modifications ...........................................................................21 8.3 Fee Escalation ................................................................................................. 21 ARTICLE IX WARRANTY OF TITLE ..................................................................................... 22 i

9.1 Title Warranty ................................................................................................. 22 9.2 Proceeds of Production ....................................................................................22 9.3 Indemnification ............................................................................................... 22 9.4 Title to Shipper Crude Oil ............................................................................... 22 ARTICLE X WAIVER OF CERTAIN DAMAGES ................................................................... 22 ARTICLE XI FORCE MAJEURE .............................................................................................. 23 11.1 Suspension of Obligations ...............................................................................23 11.2 Definition of Force Majeure ........................................................................... 23 11.3 Interruption of Operations. ............................................................................... 24 ARTICLE XII DISPUTE RESOLUTION ................................................................................... 24 12.1 Resolution of Disputes ..................................................................................... 24 12.2 Dispute Notice ................................................................................................ 24 12.3 Direct Negotiation ........................................................................................... 24 12.4 Jurisdiction and Venue; Jury Waiver .............................................................. 24 12.5 Costs and Expenses ..........................................................................................25 12.6 Confidentiality of Dispute Resolution .............................................................25 ARTICLE XIII DUTY TO SUPPORT ........................................................................................ 26 13.1 Arm's Length Negotiations ............................................................................. 26 13.2 Shipper Support ...............................................................................................26 13.3 No Tariff Rate Revision Proceedings ............................................................. 26 13.4 Third Party Proceedings .................................................................................. 26 13.5 Modification of Agreement ............................................................................. 27 ARTICLE XIV COMMON CARRIER AND COMPLIANCE WITH APPLICABLE LAWS . 27 14.1 Common Carrier Pipeline ............................................................................... 27 14.2 Compliance with Laws ................................................................................... 27 ARTICLE XV TAXES ................................................................................................................ 27 ARTICLE XVI ASSIGNMENT .................................................................................................. 28 ARTICLE XVII OFFER .............................................................................................................. 29 17.1 Effect of Unsigned Copy ................................................................................ 29 17.2 Irrevocable Offer by Shipper .......................................................................... 29 ARTICLE XVIII NOTICES AND STATEMENTS ................................................................... 29 18.1 Notice .............................................................................................................. 29 18.2 Change of Address ...........................................................................................31 ARTICLE XIX DEFAULTS AND REMEDIES ........................................................................ 31 19.1 Shipper Default ............................................................................................... 31 19.2 Remedies on Shipper Default ..........................................................................31 19.3 Gatherer Default .............................................................................................. 32 19.4 Remedies on Gatherer Default .........................................................................32 19.5 Excused Performance ...................................................................................... 33 ii

19.6 Adequate Assurances 33
19.7 Audit 33

ARTICLE XX MISCELLANEOUS 33

20.1 Entire Agreement; Amendments 33
20.2 Governing Law 33
20.3 No Drafting Presumption 34
20.4 Waiver 34
20.5 No Third Party Beneficiaries 34
20.6 No Partnership 34
20.7 Confidentiality 34
20.8 Headings 35
20.9 Rules of Construction 35
20.10 Survival 36
20.11 Severability 36
20.12 Further Assurances 36
20.13 Liquidated Damages 36
20.14 Counterpart Execution 36

<u>Exhibits</u>

Exhibit A Dedicated Area
Exhibit B Initial Receipt Points; Initial Delivery Points; MDQ; Rates
Exhibit C Form of Memorandum of Agreement
Exhibit D Commencement Date Facilities
Exhibit E Form of New Receipt Point Notification
Exhibit F Pro Forma Tariff
Exhibit G Prior Dedications

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CRUDE OIL GATHERING AGREEMENT This Crude Oil Gathering Agreement (this “Agreement”) is made and entered into effective as of this 21st day of May, 2018 (the “Effective Date”), by and between Salt Creek Midstream, LLC, a Delaware limited liability company (“Gatherer”), and Lilis Energy, Inc., a Nevada corporation (“Shipper”). Shipper and Gatherer may be referred to individually as “Party,” or collectively as the “Parties.” WITNESSETH: WHEREAS, Shipper is the owner and operator of certain interests in land, Wells and leases with the right to produce Crude Oil therefrom and is or will be the operator of certain producing properties located in Loving and Winkler Counties, Texas and Lea County, New Mexico; and WHEREAS, Shipper has title to or the right to gather Shipper Crude Oil; and WHEREAS, Shipper desires that Gatherer, in accordance with the terms set forth in this Agreement, (i) design, engineer and construct the Gathering System to enable Gatherer to provide gathering services for Shipper Crude Oil, and (ii) gather Shipper Crude Oil on the Gathering System; and WHEREAS, Gatherer desires to (i) construct, own and operate the Gathering System, and (ii) gather Shipper Crude Oil on the Gathering System, all in accordance with the terms set forth in this Agreement; and WHEREAS, Gatherer and Shipper are not Affiliates and are entering into this Agreement as independent parties. NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the Parties hereby covenant and agree as follows: ARTICLE I CERTAIN DEFINITIONS Unless otherwise required by the content, the terms defined in this ARTICLE I shall have, for all purposes of this Agreement, the respective meanings set forth in this ARTICLE I: “Actual Shipments” shall mean, for any period of time, the volumes of Shipper Crude Oil that Shipper delivers to Gatherer hereunder at the Receipt Points and that are ultimately delivered by Gatherer to Shipper hereunder at the Delivery Points. “ADV” shall mean, for any period of calculation, the average Daily volume of Shipper Crude Oil accepted into all Receipt Point(s) hereunder during such period, which will be calculated by dividing (A) the sum of (i) the aggregate volume of all Shipper Crude Oil accepted into the Gathering System hereunder during such period, plus (ii) the sum, for each Day in such period, of the volume of Shipper Crude Oil, up to the MDQ in effect on each such Day during such period, that Shipper was ready, willing and able to deliver on such Day but which Gatherer was unable or failed to accept on such Day as required under this Agreement during such period, by (B) the number of Days in such period. “Affiliate” shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term “control” (including its derivatives and similar terms) shall mean possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, or if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control. “Agreement” shall have the meaning given to such term in the preamble of this Agreement. “API” shall mean the American Petroleum Institute. “Applicable Law” shall mean all applicable laws, statutes, directives, codes, ordinances, rules, regulations, municipal by-laws, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards, consent orders, consent decrees and policies of any Governmental Authority. “Barrel” or “bbl” shall mean forty-two (42) gallons of 231 cubic inches per gallon at 60 degrees Fahrenheit (60° F) and equilibrium vapor pressure of the liquid. “BLM” shall mean the Bureau of Land Management and any lawful successor agency thereto. “BPD” shall mean Barrels per Day. “Business Day” shall mean any calendar day other than Saturdays and Sundays that commercial banks in Houston, Texas are open for business. “Central Clock Time” shall mean the then prevailing time in the Central Time Zone of the United States of America. “Claims” shall mean any and all claims, demands and causes of action of any kind and all losses, damages, liabilities, fines, penalties, costs and expenses of whatever nature (including court costs and reasonable attorneys’ fees). “COGA” shall mean a Crude Oil Gathering Agreement executed by a Priority Shipper with Gatherer with respect to the Gathering System pursuant to the Open Season. “Commencement Date” shall have the meaning given to such term in Section 4.1 of this Agreement. 2

“Commencement Date Facilities” shall mean those facilities specifically described on Exhibit D, including without, limitation, the Initial Receipt Point(s), the Initial Delivery Point(s). Gatherer’s Wink Terminal, and the Crude Oil pipeline and equipment and facilities located at and downstream of the Initial Receipt Points necessary to commence Services with respect to the receipt, gathering, handling and delivery of Crude Oil as contemplated by this Agreement; provided, however, truck racks and truck injection facilities are specifically excluded from the Commencement Date Facilities. “Committed Volume” shall mean (i) with respect to a Priority Shipper that has committed to deliver a specified volume of Crude Oil to the Gathering System pursuant to such Priority Shipper’s COGA, such specified volume (expressed in BPD), and (ii) with respect to a Priority Shipper that has not committed to deliver a specified volume of Crude Oil, but has made an acreage dedication pursuant to such Priority Shipper’s COGA, a volume of Crude Oil (expressed in BPD) equal to such Priority Shipper’s Maximum Daily Quantity. “Connecting Pipelines” shall mean all downstream pipeline systems now and hereafter connected to the Gathering System at the Delivery Point(s), which, as of the Effective Date, are contemplated to be (i) the Plains All-American, LP Pipeline or other pipeline with direct, long- haul transportation to the Midland, Texas area, and (ii) the EPIC Crude Oil Pipeline or other pipeline with direct, long-haul transportation to the Corpus Christi, Texas area, provided that, as of the Effective Date, the EPIC Crude Oil Pipeline is not expected to be in service until the second half of 2019. “Contract Year” shall mean a period commencing at 7:00 a.m., Central Clock Time, on the Commencement Date and ending at 7:00 a.m., Central Clock Time on the same day and calendar month of the following calendar year and thereafter for succeeding periods of twelve (12) consecutive Months each. “Crude Oil” shall have the meaning given to such term in the Tariff. “Day” or “Daily” shall mean a period of twenty-four (24) hours, commencing at 7:00 a.m., Central Clock Time, on a calendar day and ending at 7:00 a.m., Central Clock Time, on the next succeeding calendar day. “Dedicated Area” shall mean the area depicted and described in Exhibit A attached hereto. “Dedication” shall have the meaning given to such term in Section 3.1 of this Agreement. “Delay Period” shall have the meaning given to such term in Section 4.5(b) of this Agreement. “Delivery Point(s)” shall mean the furthest downstream flange of Gatherer’s facilities on the Gathering System where Gatherer redelivers Crude Oil in accordance with the Services to Shipper or for Shipper’s account, and includes, collectively, (i) the Initial Delivery Points, (ii) any additional points of interconnection specified by Shipper and added to the Gathering System pursuant to Section 4.6, and (iii) any other points of interconnection between the Gathering 3

System and any Connecting Pipeline as mutually agreed upon by the Parties at which Gatherer will redeliver Shipper Crude Oil for the account of Shipper. “Dispute” shall mean any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including, but not limited to, any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) arising out of or related to this Agreement (including any amendments or extension), or breach or termination thereof. “Dispute Notice” shall have the meaning given to such term in Section 12.2 of this Agreement. “Effective Date” shall have the meaning given to such term in the preamble to this Agreement. “Energy Costs” shall mean the total actual, out-of-pocket cost of purchased electricity or fuel (without mark-up), including actual transmission costs, loss and other costs associated with providing such electricity services to equipment associated with the Receipt Point(s), including, without limitation, Gatherer’s LACT(s); provided, however, “Energy Costs” shall not include any costs or expenses related to Gatherer’s installation or construction of any utility lines, measurement equipment or other infrastructure necessary to provide electricity or fuel. “Extended Term” shall have the meaning given to such term in Section 2.1 of this Agreement. “FERC” shall mean the United States Federal Energy Regulatory Commission and any lawful successor agency thereto. “Force Majeure” shall have the meaning given to such term in Section 11.2 of this Agreement. “Gatherer” shall have the meaning given to such term in the preamble of this Agreement. “Gatherer Default” shall have the meaning given to such term in Section 19.3 of this Agreement. “Gatherer Default Notice” shall have the meaning given to such term in Section 19.4 of this Agreement. “Gatherer Indemnified Party” means Gatherer and its Affiliates, and all of its and their respective equityholders, partners, members, directors, officers, managers, employees, agents and representatives. “Gatherer’s Wink Terminal” means that certain Crude Oil terminal facility located in Wink, Texas, being more particularly described on Exhibit D. “Gathering System” means the Crude Oil gathering system, Receipt Point(s), Delivery Point(s), LACTs, Gatherer’s Wink Terminal, any Service related facilities, including, pipelines, 4 controls, pumps, pig receiving facilities, tanks, meters and measurement facilities, treating (if any treating is performed hereunder) and other conditioning facilities, meters and measurement facilities, storage and handling facilities, truck racks and truck injection facilities, vapor recovery units, rights of way, fee parcels, surface rights, and permits, and all appurtenant facilities, constructed or to be constructed and owned and operated by Gatherer to provide Services to Shipper or other shippers. “Governmental Authority” shall mean (i) the United States of America, (ii) any state, county, parish, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state, county, municipality or other governmental subdivision within the United States of America. “Impaired Party” shall have the meaning given to such term in Section 19.6 of this Agreement. “Initial Delivery Points” shall mean the Delivery Points identified on Exhibit B attached hereto. “Initial Receipt Points” shall mean the Receipt Points identified on Exhibit B attached hereto. “Insecure Party” shall have the meaning given to such term in Section 19.6 of this Agreement. “Interests” shall mean any right, title, or interest in lands, Wells, or leases with the right to produce oil and/or gas therefrom whether arising from fee ownership, working interest ownership, mineral ownership, leasehold ownership, or arising from any pooling, unitization or communitization of any of the foregoing rights. “LACT” shall mean a lease automatic custody transfer unit whereby custody of Shipper Crude Oil will transfer from one Party to the other Party or its designee, as applicable, that is installed and operated in accordance with the latest revision of API Manual of Petroleum Measurement Standards, Chapter 6.1. “Losses” shall mean any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty, including attorneys’ fees, asserted by a third party not Affiliated with the Party incurring such, and which are incurred by the applicable indemnified Persons on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the indemnifying party has indemnified the applicable indemnified Persons. “Maximum Daily Quantity” shall mean the maximum volume of Crude Oil (expressed in BPD) a Priority Shipper, including Shipper, is allowed to deliver to the Gathering System pursuant to such Priority Shipper’s COGA. 5

“Memorandum” shall have the meaning given to such term in Section 3.6 of this Agreement. “Month” shall mean a period of time beginning at 7:00 a.m., Central Clock Time on the first day of the calendar month and ending at 7:00 a.m., Central Clock Time on the first day of the next succeeding calendar month. “New Receipt Point Notification” shall have the meaning given to such term in Section 4.3(b) of this Agreement. “Nomination” (including “Nominates” and the syntactical variants thereof) shall mean the written or electronic communication from Shipper to Gatherer, pursuant to and in accordance with the Tariff, requesting that Gatherer transport for Shipper in a given Month a stated volume of Crude Oil from a specified Receipt Point to the applicable Delivery Point pursuant to this Agreement. “Notification Date” shall have the meaning given to such term in Section 4.3(b) of this Agreement. “Off-Spec Crude Oil” shall have the meaning given to such term in Section 7.5 of this Agreement. “Open Season” shall mean the open season initiated and conducted by Gatherer to determine interest by Priority Shippers in the Gathering System. “Parties” shall have the meaning given to such term in the preamble of this Agreement. “Party” shall have the meaning given to such term in the preamble of this Agreement. “Person” shall mean any individual, firm, corporation, trust, partnership, limited liability company, association, joint venture, other business enterprise or Governmental Authority. “Primary Term” shall have the meaning given to such term in Section 2.1 of this Agreement. “Prior Dedications” shall mean, as of the applicable date of determination, any and all existing agreements or arrangements (including any joint operating agreements, pooling agreements, unitization or communitization agreements) or rights of any third Persons that are binding on the applicable Person or on the applicable Interest within the Dedicated Area or any Crude Oil produced therefrom that would require or necessitate (i) Shipper Crude Oil to be gathered on any gathering system or similar system other than the Gathering System (including deliveries of Shipper Crude Oil as necessary to satisfy any minimum volume or similar commitment), or (ii) Shipper Crude Oil to be trucked by a third party from the Dedicated Area. “Priority Rate” shall have the meaning given to such term in the Tariff. “Priority Service” shall have the meaning given to such term in Section 6.2 of this Agreement. 6

“Priority Shipper” shall mean Shipper and any other Shipper whose COGA provides for a term of at least ten (10) years and either (i) a commitment to deliver a specified volume of Crude Oil on the Gathering System of at least 2,000 BPD, or (ii) with respect to a Priority Shipper that has not committed to deliver a specified volume of Crude Oil, but has made an acreage dedication pursuant to such Priority Shipper’s COGA, a dedication of Interests covering at least 2,000 net acres of lands located in Winkler County, Texas, Loving County, Texas and/or Lea County, New Mexico. “Project Deadline” shall have the meaning given to such term in Section 4.5(a) of this Agreement. “Receipt Point” shall mean, a point where the custody and control of Shipper Crude Oil transfers from Shipper to Gatherer located at the inlet flange of Gatherer’s LACT through which such Shipper Crude Oil flows into the Gathering System. “Services” shall mean receipt, gathering and transportation on the Gathering System of Crude Oil for Shipper’s account from the Receipt Point(s) and delivery to the Delivery Point(s) specified in Shipper’s Nomination, together with all other services to be provided by Gatherer as contemplated in this Agreement. “Shipper” shall have the meaning given to such term in the preamble of this Agreement. “Shipper Crude Oil” shall have the meaning given to such term in Section 3.1 of this Agreement. “Shipper Default” shall have the meaning given to such term in Section 19.1 of this Agreement. “Shipper Default Notice” shall have the meaning given to such term in Section 19.2 of this Agreement. “Shipper Indemnified Party” means Shipper and its Affiliates, and all of its and their respective equityholders, partners, members, directors, officers, managers, employees, agents and representatives. “Shipper’s Maximum Daily Quantity” or “MDQ” shall mean, with respect to any Contract Year, the volume of Crude Oil (expressed in BPD) set forth for such Contract Year in the table captioned “MDQ” in Exhibit B attached hereto, for which Shipper shall receive Priority Service as set forth in Section 6.2 hereof. With respect to any Contract Year beginning on or after the fourth (4th) anniversary of the Commencement Date, Gatherer shall have the option, by delivering written notice to Shipper on or before the date that is thirty (30) Days prior to the start of any such Contract Year, to reduce Shipper’s Maximum Daily Quantity for such Contract Year to an amount equal to the lesser of (x) the MDQ that was in effect at the end of the immediately preceding Contract Year or (y) 110% of the ADV of Shipper Crude Oil delivered or available for delivery hereunder by Shipper to Gatherer during the immediately preceding twelve (12) Month period. Conversely, beginning on or after the fourth (4th) anniversary of the Commencement Date, Shipper shall have the option, by delivering written notice to Gatherer on or before the date that is thirty (30) Days prior to the start of any such Contract Year, to request an increase in 7

Shipper’s Maximum Daily Quantity for such Contract Year to an amount equal to 120% of the ADV of Shipper Crude Oil delivered or available for delivery hereunder by Shipper to Gatherer during the immediately preceding twelve (12) Month period, and if, in the sole determination of Gatherer, consistent with Gatherer’s obligations under Section 6.2 hereunder and to the extent permitted by Applicable Law, Gatherer has adequate capacity eligible for Priority Service in the Gathering System and related facilities to provide Priority Service with respect to such requested amount, then such requested increase shall become effective. “Shipper’s Permitted Liens” shall mean (i) any liens, security interests or other encumbrances benefiting one or more lenders to Shipper as part of a financing provided by such lenders to Shipper for which such lenders have not taken actions to foreclose on such liens; and (ii) normal and customary liens under financing agreements, operating agreements, unitization agreements, pooling orders, drilling contracts and similar agreements for upstream operators and mechanic's and materialman's liens, tax liens or mineral liens related to claims or obligations that are not delinquent or that are being contested in good faith and by appropriate proceedings. “Shipper’s Priority Rate” shall have the meaning given to such term in Section 8.1(a) of this Agreement. “Shipper’s Uncommitted Rate” shall have the meaning given to such term in Section 8.1(b) of this Agreement. “Target RP In-Service Date” shall have the meaning given to such term in Section 4.3(b) of this Agreement. “Tariff” shall mean Gatherer’s rate, rules and regulations tariff for the Gathering System on file and in effect with the FERC or other Governmental Authority, as such tariff may be amended or supplemented by Gatherer from time to time, a pro forma copy of which, materially in the form expected to be filed by Gatherer with the FERC, is attached hereto as Exhibit F. “Tariff Rate Revision Proceeding” shall have the meaning given to such term in Section 13.3 of this Agreement. “Taxes” shall mean any or all current or future taxes, fees, levies, charges, assessments and/or other impositions levied, charged, imposed, assessed or collected by any Governmental Authority having jurisdiction. “Term” shall have the meaning given to such term in Section 2.1 of this Agreement. “Uncommitted Rate” shall have the meaning given to such term in the Tariff. “Well” shall mean a well for the production of gas and/or liquid hydrocarbons, including Crude Oil, which is operated by Shipper or its Affiliates. ARTICLE II TERM 8

2.1 Term. The term of this Agreement shall commence on the Effective Date, and unless sooner terminated as provided herein, shall remain in full force and effect through the twelfth (12th) anniversary of the Effective Date (the “Primary Term”); provided, however, this Agreement shall continue beyond the expiration of the Primary Term for additional terms of one year each (each an “Extended Term,” and, the Primary Term as may be extended by one or more Extended Terms, the “Term”) unless this Agreement is terminated by either Party as of the end of the Primary Term or the then-current Extended Term, as applicable, by providing not less than sixty (60) Days written notice of termination prior to the end of the Primary Term or such Extended Term to the other Party. ARTICLE III DEDICATION 3.1 Dedication. Subject to the other terms and conditions hereof, Shipper hereby (i) dedicates for Services with respect to Shipper Crude Oil under this Agreement to Gatherer all Interests now owned or hereafter acquired by Shipper and/or its Affiliates and their respective successors and assigns that cover lands located within the Dedicated Area, and (ii) dedicates for Services under this Agreement and shall deliver, or cause to be delivered, hereunder to Gatherer, at the Receipt Points, the following (the “Dedication,” and the Crude Oil that is the subject of the Dedication being herein referred to as “Shipper Crude Oil”): (a) all Crude Oil produced and saved on or after the Commencement Date for the remainder of the Term from those Wells for which Shipper and/or any of its Affiliates is the operator now or hereafter located within the Dedicated Area or on lands pooled or unitized therewith, to the extent such Crude Oil is attributable to the Interests within the Dedicated Area now owned or hereafter acquired by Shipper and/or its Affiliates and their respective successors and assigns; and (b) with respect to those Wells for which Shipper and/or any of its Affiliates is the operator, Crude Oil produced on or after the Commencement Date for the remainder of the Term from such Wells which is attributable to the Interests in such Wells owned by other working interest owners and royalty owners which is not taken “in-kind” by such working interest owners and royalty owners and for which Shipper and/or its Affiliates has the right or obligation to deliver such Crude Oil and only for the period that Shipper and/or its Affiliates has such right or obligation. For the avoidance of doubt, Shipper shall not be required to deliver Crude Oil from any well operated by an operator other than Shipper or its Affiliates, including any well where Shipper would be required to install split stream connection facilities or similar facilities to take such Crude Oil in kind, and such Crude Oil shall not be Shipper Crude Oil subject to the Dedication hereunder. 3.2 Subsequently Acquired Interests. In the event that after the date hereof Shipper and/or any of its Affiliates acquire Interests within the Dedicated Area, then the Shipper Crude Oil produced and saved from such Interests shall automatically be included within the Dedication; provided, however, if any of the Shipper Crude Oil produced from such Interests is subject to a Prior Dedication, then such Shipper Crude Oil shall be excluded from the 9

Dedication, to the extent and only to the extent of such Prior Dedication, until such Prior Dedication expires or terminates. In the event that any such Prior Dedication expires or terminates, then the Shipper Crude Oil subject to such Prior Dedication shall, to the extent not already subject to the Dedication, automatically be included within the Dedication and subject to this Agreement without any further actions by the Parties. 3.3 New Dedications and Commitments. Shipper represents and warrants to Gatherer that, as of the Effective Date, except as set forth on Exhibit G attached hereto, none of the Interests owned by Shipper and/or its Affiliates within the Dedicated Area are subject to a Prior Dedication. With respect to any such Interests which are subject to a Prior Dedication, Shipper shall have the right to comply with such Prior Dedication and the Shipper Crude Oil produced from such Interests shall be excluded from the Dedication, to the extent and only to the extent of such Prior Dedication, until such Prior Dedication expires or terminates. In the event that any such Prior Dedication expires or terminates, then the Shipper Crude Oil subject to such Prior Dedication shall, to the extent not already subject to the Dedication, automatically be included within the Dedication and subject to this Agreement without any further actions by the Parties. Commencing on the Effective Date of this Agreement, Shipper shall not, as to the Interests owned by Shipper and/or its Affiliates within the Dedicated Area as of the Effective Date, enter into any dedication or commitment for Crude Oil gathering or transportation services burdening such Interests if the term of such dedication or commitment extends beyond the Commencement Date; provided, however, Shipper may enter into such dedication and commitment (i) for periods beyond the Commencement Date, to the extent that Shipper reasonably anticipates that Commencement Date Facilities will not be completed and placed in-service on or before the anticipated Commencement Date set forth in Section 4.5, but not for a period in excess of six (6) Months past the anticipated Commencement Date, and (ii) during periods when Shipper is released from Dedication pursuant to the terms and conditions of this Agreement. 3.4 Releases and Exclusions from the Dedication; Reservations. Notwithstanding Section 3.1 hereof, (a) if, at any time during the Term, Gatherer suspends, curtails, is unable or fails to receive all volumes of Shipper Crude Oil hereunder, for more than twenty-four (24) consecutive hours for any reason, including an event of Force Majeure, the affected Well(s) (including the volumes of Crude Oil associated therewith) delivering to the affected Receipt Point(s) where all such volumes of Shipper Crude Oil are not received shall automatically be temporarily released from this Agreement; provided, however, during such suspension, curtailment, or interruption event, Gatherer shall have the right, but shall have no obligation, to (or to cause its designee to) truck all or a portion of the Shipper Crude Oil delivered hereunder, and by doing so, such Shipper Crude Oil trucked by Gatherer or its designee shall be considered received hereunder and not temporarily released hereunder. If Gatherer elects the option to truck Barrels of Shipper Crude Oil as provided in the immediately preceding sentence, (i) Shipper’s Priority Rate will apply to all such Barrels, and (ii) Gatherer shall redeliver such Shipper Crude Oil to Gatherer’s Wink Terminal via the Gathering System (if available) or to one or more alternative markets, purchasers, pipelines, processor or transporters designated by Producer in close proximity thereto (if Gatherer’s Wink Terminal is not available). Shipper may, at its sole option, store or deliver all or any portion of the Shipper Crude Oil temporarily released hereunder to Gatherer’s Wink Terminal via the Gathering System (if available) or an alternative 10 market, purchaser, pipeline, processor or transporter (if Gatherer’s Wink Terminal is not available); provided, however, to the extent that Gatherer does not elect its trucking option under this Section 3.4(a) and the temporary release is not attributable to a Force Majeure or an interruption of operations described in Section 11.3, Gatherer shall reimburse Producer for Producer’s out of pocket costs incurred during such release period on a per Barrel basis to truck Shipper Crude Oil to Gatherer’s Wink Terminal via the Gathering System (if available) or such alternative markets, purchasers, pipelines, or transporters (if Gatherer’s Wink Terminal is not available), less the Shipper’s Priority Rate per Barrel. This temporary release shall cease, and Shipper shall resume deliveries of such temporarily released Shipper Crude Oil, as soon as Shipper, exercising commercially reasonable efforts, can terminate all alternative gathering and/or marketing arrangements without penalty, but in no event later than the first Day of the Month commencing after the passage of ninety (90) Days after Gatherer has provided Shipper written notice that Gatherer is ready, willing and able to resume receiving the affected volumes of Shipper Crude Oil. (b) If Gatherer suspends, curtails, is unable or fails to receive all volumes of Shipper Crude Oil (i) for any reason other than an event of Force Majeure, for one hundred twenty (120) consecutive Days or one hundred twenty (120) or more cumulative Days during any consecutive one hundred eighty (180) Day period following the Commencement Date, or (ii) as a result of an event of Force Majeure, for two hundred seventy (270) consecutive Days or two hundred seventy (270) Days or more cumulative Days during any consecutive three hundred sixty-five (365) Day period following the Commencement Date, then Shipper shall have the right, immediately following such period, to request and receive a permanent release from Gatherer of the affected Well(s) and Interest(s) delivering to the affected Receipt Point(s) where all such volumes of Shipper Crude Oil are not received (including the volumes of Crude Oil associated therewith). (c) Shipper Crude Oil may be released from the Dedication in accordance with Sections 4.3(c) and (e) hereof. (d) Shipper reserves the following rights respecting Shipper Crude Oil: (i) to operate the Well(s) and Interests in its sole discretion, including, without limitation, the right, but never the obligation, to drill new Well(s), to repair and rework old Well(s), renew or extend, in whole or in part, any oil and gas lease covering any of lands within the Dedicated Area, and to cease production from or abandon any Well or surrender any such oil and gas lease, in whole or in part, in Shipper’s discretion; (ii) to deliver or furnish to Shipper’s and its Affiliates’ lessors and holders of other existing burdens on production such Shipper Crude Oil as is required to satisfy the terms of the applicable oil and gas leases and other applicable instrument creating the burdens; (iii) to pool, communitize, or unitize the lands covered by the Interests of Shipper and its Affiliates’, including with lands not covered by such Interests; provided that Shipper’s and/or its Affiliates’ share of Crude Oil produced from 11 such pooled, communitized, or unitized interests shall be dedicated and committed to this Agreement to the extent that such Crude Oil would constitute Shipper Crude Oil hereunder; (iv) to construct, install, maintain, own and operate any treating and/or conditioning facilities upstream of the Gathering System as reasonably necessary to (i) comply with any environmental, legal, or Interest requirements, or (ii) meet the quality specifications of the Gathering System set forth in this Agreement and/or the quality specification of any Connecting Pipeline; (v) to deliver or furnish to Shipper’s and its Affiliates’ non-operators or other Persons all Crude Oil that such non-operators or Persons elect to separately take in-kind and market; and (vi) to retain any and all Crude Oil that is not Shipper Crude Oil dedicated and committed to this Agreement, including, without limitation, Crude Oil produced prior to the Commencement Date or released hereunder, and to transport by truck and/or sell or otherwise dispose of such Crude Oil. (e) In the event of a release from the Dedication hereunder, at the request of Shipper, the Parties shall execute a release reasonably acceptable to Shipper (which, in the case of a permanent release, shall be in recordable form) reflecting the release of any Receipt Point(s), Well(s), Interest(s) and Shipper Crude Oil released from Dedication hereunder. 3.5 Covenant Running with the Land. So long as this Agreement is in effect, this Agreement shall (i) be a covenant running with the Interests now owned or hereafter acquired by Shipper and/or its Affiliates within the Dedicated Area (including, without limitation, all Wells operated by Shipper or its Affiliates) and (ii) be binding on and enforceable by Gatherer and its successors and assigns against Shipper, its Affiliates and their respective successors and assigns. Notwithstanding this Section 3.5, to the extent all or a portion of such Interests within the Dedicated Area are sold to a non-Affiliated Person, such acquiring Person shall only be required to dedicate for delivery hereunder that Crude Oil that is produced from such Interests within the Dedicated Area acquired by such non-Affiliated Person from Shipper. The acquiring Person shall not be required to dedicate Crude Oil produced from Interests already held by or acquired after such date by such acquiring Person. Notwithstanding the foregoing, with prior written notice to Gatherer, Shipper and its Affiliates shall each be permitted to convey, sell, assign, or otherwise transfer its interest in the Interests that are not connected to or in the process of being connected to the Gathering System free of the Dedication hereunder in an “acreage swap” or exchange transaction in which such undeveloped Interests within the Dedicated Area are exchanged for other properties or Interests of approximately equal net acreage and projected production located in the Dedicated Area that are not subject to a Prior Dedication and would become subject to the Dedication hereunder. Gatherer and Shipper shall prepare, execute, acknowledge, deliver, and record any such instruments and other documents reasonably necessary to effectuate such release and memorialize such acquired Interests subject to the Dedication. 12

3.6 Memorandum of Agreement. Contemporaneously with the execution of this Agreement, the Parties shall execute, acknowledge, deliver and record a “short form” memorandum of this Agreement in the form of Exhibit C attached hereto (the “Memorandum”). ARTICLE IV COMMENCEMENT DATE AND CONSTRUCTION OF FACILITIES 4.1 Commencement Date. The “Commencement Date” under this Agreement shall be the first Day of the Month following the date Gatherer notifies Shipper that (i) Gatherer has obtained all required operating permits and/or approvals of regulatory authorities, and (ii) all of the Commencement Date Facilities are ready to be placed in-service and operational to the extent necessary to commence the full performance of the Services as contemplated by this Agreement from the Receipt Point(s) to the Connecting Pipeline(s) (subject to Shipper’s obligation to provide its pro rata share of line fill hereunder). Gatherer shall, subject to Force Majeure, use commercially reasonable efforts to achieve the Commencement Date within one hundred eighty (180) Days after the Effective Date; provided, however, the Parties acknowledge and agree that there are a number of contingencies that may affect the actual Commencement Date, and, accordingly, except for the rights and remedies set out in Section 4.5, neither Party shall have any right or remedy against the other Party if the actual Commencement Date is earlier or later than the anticipated Commencement Date. 4.2 Construction of Commencement Date Facilities. Except for new facilities provided by Gatherer pursuant to Section 4.3 hereof, Shipper shall, at its sole cost and expense, install, own, operate and maintain all facilities and equipment upstream of the Receipt Points, including on-lease tank batteries. Without limitation of the foregoing, Shipper shall arrange for the supply of, and pay all Energy Costs associated with supplying of, continuous electrical power service as required to operate all equipment, including Gatherer’s equipment, at all Receipt Points to the extent Shipper has power available. If Shipper does not have power available at a Receipt Point, Gatherer will use its commercially reasonable efforts to make power available for its operations and Shipper will reimburse Gatherer for all Energy Costs. Shipper shall not bear any responsibility for any Energy Costs attributable to the Gathering System downstream of the Receipt Point(s). Gatherer shall, at its sole cost and expense, design, engineer, modify, construct and equip, maintain and operate or caused to be designed, engineered, modified, constructed and equipped, maintained and operated, the Gathering System, including the Commencement Date Facilities and any facilities constructed by Gatherer pursuant to Section 4.3 hereof to connect new Receipt Point(s), as necessary to perform the Services and all its obligations under this Agreement as a reasonably prudent operator and in accordance with the Tariff. Gatherer may design and shall expand, and may add or remove components of the Gathering System, as it determines to be best, provided that such operations are consistent with Gatherer’s obligations hereunder. Except through the payment of the rates specified in Article VIII or as otherwise expressly provided in this Agreement, Shipper shall have no responsibility for the cost of the Gathering System or any facilities constructed or to be constructed by Gatherer. The Receipt Point(s), including the Initial Receipt Point(s), installed by Gatherer hereunder, at its sole cost and expense, will contain a LACT and transfer pumps with the capacity at each such Receipt Point to measure and pump at least 5,000 BPD of Shipper Crude Oil. Gatherer’s LACTs shall include pipeline sample pots with capabilities to record quantity, API gravity, sediment and water and sulfur content. 13

4.3 Construction of Receipt Point(s); Drilling Plans. (a) In order to assist Gatherer in planning for future facilities which Gatherer may install under this Agreement following the Effective Date, every six (6) Months during the Term, Shipper shall provide to Gatherer copies of its current drilling plan(s) with respect to the Dedicated Area. Shipper shall provide Gatherer with an update to its drilling plan(s) promptly following any material change to a plan previously provided to Gatherer. Each drilling plan and any associated updates provided to Gatherer by Shipper of the drilling plan(s) shall include (i) the name and location of any new potential Receipt Point, (ii) Shipper’s estimate of the spud date, completion date and date of first production with respect to each new Well(s) associated with such new potential Receipt Point, and (iii) Shipper’s good faith estimate of the average daily volume from such new potential Receipt Point. (b) If, at any time after the Effective Date, Shipper desires that a new Receipt Point for any Well(s) located within the Dedicated Area (other than Wells delivering Crude Oil to the Initial Receipt Points identified in Exhibit B) be connected to the Gathering System, Shipper shall provide written notice to Gatherer for new Receipt Points associated with Shipper Crude Oil setting forth the expected date of first flow to Gatherer (the “Notification Date”), location and volume profile for such Receipt Point in the form attached hereto as Exhibit E (a “New Receipt Point Notification”). Following Gatherer’s receipt of a New Receipt Point Notification, Gatherer shall promptly commence and diligently conduct all reasonable operations at Gatherer’s sole cost and expense necessary to extend the existing Gathering System to each such new Receipt Point described in such New Receipt Point Notification that Shipper desires to be connected to the Gathering System by the later of (i)(A) for a new Receipt Point that is within two (2) miles of the existing Gathering System and does not require BLM approval to be connected to the Gathering System, one hundred twenty (120) Days after Gatherer’s receipt of the applicable New Receipt Point Notification, or (B) for a new Receipt Point that is either more than two (2) miles from the existing Gathering System and/or requires BLM approval to be connected to the Gathering System, one hundred eighty (180) Days after Gatherer’s receipt of the applicable New Receipt Point Notification, and (ii) the Notification Date (each such date, a “Target RP In-Service Date”); provided, however, with respect to Receipt Point(s) that are identified in New Receipt Point Notification(s) delivered by Shipper to Gatherer between the Effective Date and the Commencement Date, the Target RP In-Service Date with respect to such Receipt Point(s) shall be the later of the (i) Target RP In-Service Date (as defined above) or (ii) within sixty (60) Days after the Commencement Date. (c) If Gatherer fails or is unable to connect any such additional Receipt Point by the applicable Target RP In-Service Date for any reason, then the Shipper Crude Oil associated with such Receipt Point and the affected Well(s) and Interest(s) to which such Shipper Crude Oil is attributable shall be temporarily released from the Dedication until such time as such Receipt Point is connected, provided that, during such period, Gatherer shall have the right, but shall have no obligation, to (or to cause its designee to) truck all or a portion of the Shipper Crude Oil associated with such Receipt Point prior to the completion of such connection to Gatherer’s Wink Terminal via the Gathering System (if available) or to one or more alternative markets, purchasers, pipelines, processor or transporters designated by Producer in close proximity thereto (if Gatherer’s Wink Terminal is not available), and by doing so, such Shipper Crude Oil trucked by Gatherer or its designee shall be considered received hereunder and not 14 temporarily released hereunder. If Gatherer elects the option to truck Barrels of Shipper Crude Oil as provided in the immediately preceding sentence, (w) Shipper’s Priority Rate will apply to all such Barrels, and (x) Gatherer shall redeliver such Shipper Crude Oil to Gatherer’s Wink Terminal via the Gathering System (if available) or to one or more alternative markets, purchasers, pipelines, processor or transporters designated by Producer in close proximity thereto (if Gatherer’s Wink Terminal is not available). Shipper may, at its sole option, store or deliver all or any portion of the Shipper Crude Oil temporarily released hereunder to Gatherer’s Wink Terminal via the Gathering System (if available) or an alternative market, purchaser, pipeline, processor or transporter (if Gatherer’s Wink Terminal is not available); provided, however, to the extent that Gatherer does not elect its trucking option under this Section 4.3(c) and the temporary release is not attributable to a Force Majeure, Gatherer shall reimburse Producer for Producer’s out of pocket costs incurred during such release period on a per Barrel basis to truck Shipper Crude Oil to Gatherer’s Wink Terminal via the Gathering System (if available) or such alternative markets, purchasers, pipelines, or transporters (if Gatherer’s Wink Terminal is not available), less the Shipper’s Priority Rate per Barrel. (d) In addition to Gatherer’s obligations set forth in Section 4.3(c) above, if Gatherer fails or is unable to connect any such additional Receipt Point by the date that is thirty (30) Days beyond the applicable Target RP In-Service Date for any reason other than Force Majeure, then, for each Day of unexcused delay until Gatherer connects such additional Receipt Point beyond the Target RP In-Service Date, Gatherer shall temporarily reduce Shipper’s Priority Rate to $0.375 per Barrel and Shipper’s Uncommitted Rate to $0.370 per Barrel for Shipper Crude Oil delivered to such additional Receipt Point for only a period of time equal to the amount of Days from the deadline set forth in the first sentence of this Section 4.3(d) until the date such additional Receipt Point is connected; provided, however, on the first Day after the expiration of such period of time, Shipper’s Priority Rate and Shipper’s Uncommitted Rate will be increased to such rates, respectively, set out in Article VIII and Exhibit B. By means of example, if Gatherer connects a requested Receipt Point fifty (50) Days after the Target In- Service Date for such additional Receipt Point, and such delay is not due to an event of Force Majeure, then the reduction in Shipper’s Priority Rate and Shipper’s Uncommitted Rate described in the preceding sentence would apply to Shipper Crude Oil received at such additional Receipt Point for the first twenty (20) Days after such additional Receipt Point is connected. (e) Notwithstanding anything in this Section 4.3 to the contrary, if Gatherer fails or is unable to connect any such additional Receipt Point by the date that is (i) one hundred eighty (180) Days beyond the applicable Target RP In-Service Date for any reason other than Force Majeure or (ii) two hundred seventy (270) Days beyond the applicable Target RP In- Service Date due to Force Majeure, then Shipper shall have the right, immediately following such period, to request and receive a permanent release from Gatherer of the affected Interest(s) and Well(s) delivering to such additional Receipt Point (including the volumes of Crude Oil associated therewith). Shipper acknowledges that the rights and remedies set forth in this Section 4.3 shall be its sole and exclusive remedies in the event of Gatherer’s failure to timely connect a requested additional Receipt Point. (f) In the event that Gatherer completes an interconnection requested by Shipper and paid for by Gatherer for any new Receipt Point, and after one hundred eighty (180) Days following the date of completion of any such Receipt Point, Shipper has not used the 15 additional Receipt Point for any reason other than Force Majeure, then Shipper shall reimburse any and all reasonable and documented out-of-pocket costs, expenses or fees incurred by Gatherer related to the connection of such Receipt Point to the Gathering System (but excluding trunklines, terminals or other facilities located downstream of the lateral gathering lines constructed to connect such Receipt Point); provided that (i) Shipper shall not be required to reimburse such costs, expenses or fees in the event Gatherer is otherwise utilizing the installed pipelines and related equipment in a manner that is not reasonably expected to result in lost profits or additional costs beyond the amounts anticipated for connecting the applicable additional Receipt Point to the Gathering System, (ii) Gatherer shall prepare and deliver to Shipper an itemized invoice of such costs, fees and expenses, which total amount shall be reimbursed by Shipper in equal Monthly installments over a five (5) year period, with the first such installment due within thirty (30) Days of receipt of Gatherer’s invoice, and (iii) in the event Shipper reimburses Gatherer for all or a portion of such costs, fees and expenses and, subsequently, such additional Receipt Point is later used by Shipper to deliver Shipper Crude hereunder, then Shipper shall receive a credit, equal to the total or partial amount of such costs, fees and expenses so reimbursed by Shipper, towards the payment of the amounts that would be due from Shipper to Gatherer hereunder for the delivery of such Shipper Crude Oil at such new Receipt Point. 4.4 License and Right-of-Use. Gatherer is responsible, at its sole cost and expense, for the acquisition and maintenance of easements, rights-of-way, fee lands and surface use and/or surface access agreements necessary to construct, own and operate the Gathering System. Notwithstanding the foregoing, upon Gatherer’s written request, to the extent that Shipper is legally and contractually entitled to do so without the incurrence of cost or expense, Shipper shall grant to Gatherer for purposes of constructing, owning, operating, repairing, replacing and maintaining any portion of the Gathering System, a non-exclusive license and right-of-use (including, without limitation, such license or right-of-use encompassed in Shipper’s or its Affiliates’ oil and gas leases or other agreements with third parties) over, across and under Shipper’s or its Affiliates, Interests as are reasonably necessary for such purposes. Shipper shall have no obligation to execute any easements, rights-of-way, and/or other conveyances of real property in connection with the foregoing license and right-of-use. All facilities and other equipment acquired, placed, or installed by Gatherer for the purposes of this Agreement pursuant to the provisions of this Section 4.4, will remain the property of Gatherer. In the event Shipper identifies any issue with such Gatherer’s facilities on Shipper’s or its Affiliates’ Interests, Shipper will notify Gatherer of such issue and Gatherer and Shipper will work collaboratively to remedy the same. Gatherer shall be responsible for and release, defend, indemnify, and hold the Shipper Indemnified Parties harmless from and against any and all Claims and Losses, arising from or relating to Gatherer’s use of, or operations on, any such non-exclusive license and right-of-use granted by Shipper, except to the extent such Claims or Losses are caused by or attributable to the negligence, gross negligence or willful misconduct of any of the Shipper Indemnified Parties. Shipper shall be responsible for and release, defend, indemnify, and hold the Gatherer Indemnified Parties harmless from and against any and all Claims and Losses, arising from or relating to Shipper’s use of, or operations on, any fee lands, easements, right-of-way, or similar surface access rights owned or maintained by Gatherer, except to the extent such Claims or Losses are caused by or attributable to the negligence, gross negligence or willful misconduct of any of the Gatherer Indemnified Parties. 16

4.5 Construction Delay. (a) If the Commencement Date does not occur within two hundred ten (210) Days after the Effective Date (“Project Deadline”), then Gatherer shall reimburse Shipper for Shipper’s out of pocket costs on a per Barrel basis minus $0.75 per Barrel to truck Shipper Crude Oil from the Dedicated Area to Gatherer’s Wink Terminal via the Gathering System (if available) or to one or more alternative markets, purchasers, pipelines, processor or transporters designated by Producer in close proximity thereto (if Gatherer’s Wink Terminal is not available) after the Project Deadline that if not for the delay in the Commencement Date such Shipper Crude Oil would have been gathered and transported on the Gathering System. Gatherer’s payment obligation under this Section 4.5 hereunder shall continue until the earlier of the Commencement Date or the termination of this Agreement. However, Gatherer shall have the right, but shall have no obligation, to (or cause its designee to) truck all or a portion of such Shipper Crude Oil as contemplated above and Shipper shall pay Gatherer Shipper’s Priority Rate with respect to such trucking services. In the event that Gatherer’s Wink Terminal is not complete during such period described above, Shipper Crude Oil may be trucked to an to one or more alternative markets, purchasers, pipelines, processor or transporters designated by Producer in close proximity thereto. Notwithstanding anything herein to the contrary, if the Project Deadline is delayed due to a properly noticed event of Force Majeure, then the Project Deadline shall be extended for each Day of any such delay. (b) In addition to Gatherer’s obligations set forth in Section 4.5(a) above, if the Commencement Date does not occur by the Project Deadline, then upon the Commencement Date, Gatherer shall temporarily reduce Shipper’s Priority Rate to $0.375 per Barrel and Shipper’s Uncommitted Rate to $0.370 per Barrel for only a period of time equal to the amount of Days from the Project Deadline until the Commencement Date (“Delay Period”); provided, however, on the first Day after the expiration of the period of time after the Commencement Date equal to the Delay Period, Shipper’s Priority Rate and Shipper’s Uncommitted Rate will be increased to such rates, respectively, set out in Article VIII and Exhibit B. By way of example, if the Delay Period is equal to thirty (30) Days, then Shipper’s Priority Rate and Shipper’s Uncommitted Rate will be $0.375 per Barrel and $0.370 per Barrel, respectively, for only the first 30 Days after the Commencement Date and on the 31st Day after the Commencement Period, Shipper’s Priority Rate and Shipper’s Uncommitted Rate shall be as set out in Article VIII and Exhibit B. Notwithstanding anything herein to the contrary, if the Project Deadline is delayed due to a properly noticed event of Force Majeure, then the Project Deadline shall be extended for each Day of any such delay. (c) If Gatherer fails to cause the Commencement Date to occur on or before the four hundred eightieth (480th) Day after the Effective Date for any reason, due to Force Majeure or otherwise, then Shipper, at Shipper’s option, shall be entitled to terminate this Agreement in its entirety. Shipper’s right to terminate pursuant to this Section 4.5(c) shall expire when the Commencement Date occurs. 4.6 Connecting Pipelines. Gatherer shall install two (2) initial interconnections with Connecting Pipelines: (i) at the Initial Delivery Point as of the Commencement Date, and (ii) at one additional Delivery Point with the EPIC Crude Oil Pipeline or other pipeline with direct, long-haul transportation to the Corpus Christi, Texas area, which Gatherer shall use 17 commercially reasonable efforts to install on or before December 31, 2019, subject to any delay in the in service date for the EPIC Crude Oil Pipeline. In addition to such two (2) initial interconnections, Shipper has the right to propose that Gatherer, at Gatherer’s sole cost and expense, construct up to two additional interconnections with Connecting Pipelines, provided that such additional interconnections are within five (5) miles of the Gathering System. In the event Shipper reasonably requests additional interconnections with Connecting Pipelines in excess of such two additional interconnections described in the immediately preceding sentence, if Shipper agrees to pay Gatherer pursuant to a mutually agreeable facilities reimbursement agreement an amount equal to all of the actual reasonable, direct and out-of-pocket costs associated with such additional facilities, as determined by Gatherer, then Gatherer shall be obligated to construct the proposed interconnection(s). ARTICLE V DELIVERY TO CONNECTING PIPELINES Gatherer shall deliver Shipper Crude Oil in accordance with the Services to Shipper or for Shipper’s account at the Delivery Point(s) pursuant to the Tariff. ARTICLE VI GATHERER OBLIGATIONS 6.1 Provision of Services. Subject to the terms and conditions of this Agreement, Gatherer shall, commencing on the Commencement Date and continuing through the remainder of the Term of this Agreement, provide Services for Shipper Crude Oil in accordance with this Agreement, including the Tariff, which is incorporated herein by reference and constitutes part of this Agreement, expressly including provisions in the Tariff relating to the charges and rules and regulations applicable to Shipper as a Party to this Agreement. Other than Gatherer’s working tanks required in the process of transporting Crude Oil, the Services do not include any terminaling, tankage or storage. 6.2 Gatherer’s Prorationing Obligations; Priority Service. As set forth in the Tariff, notwithstanding any other provisions of this Agreement, to the extent permitted by Applicable Law, the terms of the Tariff shall provide generally that, subject to Gatherer’s rights and remedies under Article XIX hereof, Defaults and Remedies, a tender of Shipper Crude Oil by Shipper for transport on the Gathering System not exceeding Shipper’s Maximum Daily Quantity and paying the Priority Rate for levels of applicable service on the Gathering System (“Priority Service”), shall be entitled to the highest level of service on the Gathering System and not be subject to prorationing to accommodate nominations of uncommitted volumes for transport on the Gathering System or nominations of volumes for transport on the Gathering System by shippers who do not elect to pay (or are not eligible thereunder) the Priority Rate for such nominations. The allocation of the operational capacity of the Gathering System at any given time among Priority Shippers and other Shippers is set forth in the Tariff. Notwithstanding anything herein to the contrary, consistent with the Tariff, Gatherer agrees that, during the Term of this Agreement, it will not enter into contracts with other Priority Shippers which, when taken in the aggregate, along with Gatherer’s obligations to provide Priority Service to Shipper hereunder, would obligate Gatherer to provide Priority Service on the Gathering System that would exceed ninety percent (90%) of the capacity of the Gathering System. Gatherer agrees 18 that during the Term of this Agreement, Gatherer shall note create a higher level than Priority Service. ARTICLE VII NOMINATIONS AND OTHER TERMS 7.1 Nominations. Commencing on the Commencement Date and continuing thereafter during the Term, Shipper agrees to tender (or cause to be tendered) at the Receipt Points, Shipper Crude Oil to Gatherer for gathering and transportation on the Gathering System as set forth on Exhibit B, in accordance with the nomination and tender procedures set forth in the Tariff. Shipper expressly acknowledges and affirms that Gatherer is relying on Shipper’s Dedication, together with the volume commitments and dedications from other Priority Shippers executing COGAs, in order to establish the economic justification for the Gathering System. 7.2 Unused Capacity. Shipper agrees, to the extent Shipper does not nominate or tender up to Shipper’s Maximum Daily Quantity on the Gathering System in any Month, Gatherer shall be free to utilize such unused capacity on the Gathering System for the provision of gathering and transportation services to other shippers, but only to the extent and duration of Shipper’s under-utilization of its capacity, without impacting the payment obligations of Shipper or any other obligations of Shipper, including, but not limited to Shipper’s obligations pursuant to Article III or otherwise crediting or paying Shipper in any manner. Nothing in this Section 7.2 shall operate to reduce or otherwise alter Shipper’s Maximum Daily Quantity. 7.3 Tariff. Shipper’s nominations and tenders of Crude Oil for shipment, and Gatherer’s scheduling, acceptance, gathering, transporting, measuring and delivering of Crude Oil, shall, at all times, be subject to, and implemented in accordance with the Tariff. Shipper shall comply with the Tariff at all times. The Tariff is subject to amendment by Gatherer in accordance with Section 14.1 and Section 20.1. 7.4 Linefill. Shipper shall provide (a) its share of linefill sufficient for the operation of the Gathering System utilized by Shipper as required by the Tariff and (b) at least thirty (30) Days prior to the Commencement Date (to the extent that the Commencement Date Facilities can receive such linefill at such time), its proportionate share of linefill for the Gathering System to be utilized by Shipper, as reasonably determined by Gatherer and specified in a written notice given by Gatherer to Shipper at least thirty (30) Days prior to the Commencement Date. Gatherer shall not be required to provide the Services hereunder until Shipper provides its pro rata portion of linefill. 7.5 Off-Spec Crude Oil. The Tariff sets out that Gatherer reserves the right to reject all tenders of Crude Oil and refuse transportation if Gatherer determines that Shipper has delivered Crude Oil that does not conform to the Tariff’s specifications (as defined in the Tariff, “Off-Spec Crude Oil”), all of which shall be determined by Gatherer in its reasonable discretion. The Tariff also sets out under what conditions Gatherer may accept Off-Spec Crude Oil and commingle the same with the common stream. In addition to the provisions in the Tariff, Shipper and Gatherer may agree that (i) Gatherer will install and operate treatment facilities at Receipt Point(s), for a mutually agreeable treating fee (which treating fee would be in lieu of Shipper’s reimbursement of the actual costs and expenses incurred by Gatherer to treat, handle, 19 or otherwise dispose of such Off-Spec Crude Oil, as authorized in the Tariff), or (ii) Shipper or its designee will install and operate treatment facilities upstream of the Receipt Point(s), provided that such Party that is to install (or cause to be installed) such facilities shall use commercially reasonable efforts to install (or cause to be installed) such facilities in a timely manner. If Shipper and Gatherer agree that either Gatherer or Shipper shall install and operate such treating facilities pursuant to the immediately preceding sentence, then Off-Spec Crude Oil shall be temporarily released from this Agreement (free of any obligation to pay Gatherer the Priority Rate or the Uncommitted Rate, as applicable), and Shipper may deliver such Off-Spec Crude Oil to a third party, from the time such Crude Oil is determined to be Off-Spec Crude Oil until such time as Gatherer is able to accept such Off-Spec Crude following the installation of such treating facilities, provided, that Gatherer shall have the right, but shall have no obligation, to (or cause its designee to) truck all or a portion of such Off-Spec Crude Oil to Gatherer’s Wink Terminal via the Gathering System, and by doing so, such Off-Spec Crude Oil trucked by Gatherer or its designee shall be considered received hereunder and accepted under the Tariff, and not temporarily released hereunder. If Gatherer elects the option to truck Barrels of Off- Spec Crude Oil as provided in the immediately preceding sentence, (i) Shipper’s Priority Rate will apply to all such Barrels, and (ii) Gatherer shall redeliver such Off-Spec Crude Oil to Gatherer’s Wink Terminal via the Gathering System. Notwithstanding the foregoing, if Shipper and Gatherer do not agree (x) upon the terms under which Gatherer will install and operate treatment facilities, or (y) that Shipper or its designee shall install and operate treatment facilities upstream of the Receipt Point(s), within thirty (30) Days of the date of Gatherer’s initial proposal to Shipper regarding the same, then, subject to Gatherer’s right to truck Off-Spec Crude Oil as set forth in the previous two sentences of this Section 7.5, Off-Spec Crude Oil shall be temporarily released from this Agreement from the time such Crude Oil is determined to be Off- Spec Crude Oil; provided, however, after the expiration of such thirty (30) Day period until the date that Shipper and Gatherer agree that either Gatherer or Shipper shall install and operate treating facilities as provided in this Section 7.5, Shipper may continue to deliver such Off-Spec Crude Oil to a third party, but shall pay Gatherer the Priority Rate or the Uncommitted Rate, as applicable, for such volumes of Off-Spec Crude Oil as if such volumes were delivered to Gatherer hereunder. For the avoidance of doubt, Shipper shall not be entitled to a release of Off- Spec Crude Oil except as provided in this Section 7.5. 7.6 Loss Allowance. Pursuant to the Tariff, Gatherer shall deduct the actual losses of Shipper Crude Oil on a pro rata basis to cover losses inherent in the transportation of Shipper’s Crude Oil on the Gathering System, provided that such loss allowance shall not exceed (i) two- tenths of one percent (0.20%) of the volumes of Shipper Crude Oil received into the Gathering System, with respect to Shipper Crude Oil having an API Gravity of 49.9 degrees or less, or (ii) four-tenths of one percent (0.40%) of the volumes of Crude Oil received in the Gathering System, with respect to Shipper Crude Oil having an API Gravity of 49.9 degrees to 60 degrees (Gatherer will not accept for transportation Crude Oil with API Gravity above 60 degrees). The volumes delivered to Shipper or its designee from Gatherer’s facilities shall be net of such deduction. 7.7 Commingling; Quality Bank. Pursuant to the Tariff, Gatherer shall be entitled to commingle Shipper Crude Oil with other Crude Oil delivered to the Gathering System from other shippers, and to transport Crude Oil in a common stream to the Delivery Point(s), provided that Gatherer shall not knowingly accept any shipper’s delivery of Off-Spec Crude Oil if 20

Gatherer determines that the quality of such Off-Spec Crude Oil, when commingled as a common stream, would not meet the quality specifications in the Tariff. Gatherer shall not be liable to Shipper for changes in gravity or quality of Shipper’s Crude Oil which may occur from commingling or intermixing Shipper Crude Oil with other Crude Oil in the same common stream while in transit, except to the extent that such commingling or intermixing would render Shipper’s Crude Oil to be Off-Spec Crude Oil or undeliverable as a result of Off-Spec Crude Oil received from other shippers. Shipper acknowledges that Shipper Crude Oil may be commingled with other Crude Oil that Gatherer has purchased from and/or gathered for others; therefore, the Crude Oil delivered at the Delivery Point(s) may not contain the same molecules as those received by Gatherer at the Receipt Point(s). In the event that Crude Oil delivered from the common stream to one or more Priority Shippers on the Gathering System consistently has an API Gravity greater than ten degrees API than the Crude Oil delivered by such Priority Shipper to Gatherer into the Gathering System, and (ii) a majority of Priority Shippers (at least two out of three) request a quality bank agreement to address such differences in gravity, then Gatherer and all Priority Shippers shall negotiate in good faith in an effort to enter into such an agreement, and to the extent entered into, all Shippers on the Gathering System shall be subject thereto and settled thereunder. 7.8 Possession and Control; Liability. As between Shipper and Gatherer, (i) Shipper is deemed in control and possession of Shipper Crude Oil delivered for Services hereunder until Shipper delivers, or causes to be delivered, such Shipper Crude Oil at the Receipt Point(s) and after Gatherer re-delivers, or causes to be re-delivered, such Shipper Crude Oil at the Delivery Point(s), and (ii) Gatherer is deemed in control and possession of Shipper Crude Oil delivered for Services hereunder from and after the time Shipper delivers, or causes to be delivered, such Shipper Crude Oil at the Receipt Point(s) until Gatherer re-delivers, or causes to be re-delivered, such Shipper Crude Oil at the Delivery Point(s). ARTICLE VIII FEES 8.1 Tariff Filings and Rates. Shipper shall pay rates for all volume of Crude Oil transported by Shipper on the Gathering System in accordance with the Tariff, which shall, to the extent permitted by Applicable Law, provide for the following: (a) Rate for Volumes up to Shipper’s Maximum Daily Quantity. For Actual Shipments on the Gathering System each Day during a Month up to Shipper’s Maximum Daily Quantity, Shipper shall pay to Gatherer a per Barrel Tariff rate (“Shipper’s Priority Rate”) equal to the applicable base priority rate corresponding to Shipper’s average Daily Actual Shipments during such Month, which shall be, as of the Commencement Date, the applicable base priority rate set forth in Exhibit B attached hereto, and which shall be increased by Gatherer annually, effective each January 1st after the Commencement Date, as provided in Section 8.3 hereof. (b) Rate for Volumes in Excess of Shipper’s Maximum Daily Quantity. For Actual Shipments on the Gathering System each Day during a Month in excess of Shipper’s Maximum Daily Quantity, Shipper shall pay to Gatherer a per Barrel Tariff rate (“Shipper’s Uncommitted Rate”) equal to the applicable base uncommitted rate corresponding to Shipper’s average Daily Actual Shipments during such Month on the Gathering System, which shall be, as 21 of the Commencement Date, the applicable base uncommitted rate set forth in Exhibit B attached hereto, and which shall be increased by Gatherer annually, effective each January 1st after the Commencement Date, as provided in Section 8.3 hereof. 8.2 Governmental Modifications. Notwithstanding anything herein to the contrary, the Parties acknowledge that the Tariff rates payable for all Services are subject to the approval of and modification by the FERC or any other Governmental Authority having jurisdiction, subject in all respects to the terms and provisions and limitations of Article XIII. 8.3 Fee Escalation. Effective as of 9:00 a.m., Central Clock Time, on the first January 1st that occurs two years after the Commencement Date, and each January 1st occurring thereafter, Shipper’s Priority Rates and Shipper’s Uncommitted Rates shall be adjusted upwards or downwards following FERC’s indexing adjustment, as set out in 18 C.F.R. § 342.3, including future amendments or modifications thereof, provided, however, that such indexing adjustment shall not result in an increase or decrease in the Shipper’s Priority Rate and/or Shipper’s Uncommitted Rate that exceeds two percent (2%) or a decrease in the Shipper’s Priority Rate and/or Shipper’s Uncommitted Rate that would result in a rate less than the rates set out in Exhibit B. In the event that Gatherer is unable to make a tariff filing pursuant to 18 C.F.R. § 342.4(c) to adjust Shipper’s Uncommitted Rates, then Gatherer will make a tariff filing to adjust Shipper’s Uncommitted Rates effective as of the subsequent July 1 pursuant to 18 C.F.R. § 342.3. However, if the FERC indexing adjustment is eliminated, the Parties agree to increase or decrease Shipper’s Priority Rates and Shipper’s Uncommitted Rates to reflect any positive changes or negative changes in the Producer Price Index for Finished Goods, on a year-over-year basis, subject to the above-noted increase and decrease limitations. ARTICLE IX WARRANTY OF TITLE 9.1 Title Warranty. Shipper represents and warrants to Gatherer that Shipper has title to and/or the right to transport all Shipper Crude Oil delivered hereunder, and that, other than Shipper’s Permitted Liens, said Shipper Crude Oil is free from liens, claims, encumbrances and adverse claims, including liens to secure payment of production taxes, severance taxes, and other taxes. SHIPPER SHALL RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS THE GATHERER INDEMNIFIED PARTIES FROM AND AGAINST ALL CLAIMS OF ANY AND ALL PERSONS RELATING TO OWNERSHIP OF SAID SHIPPER CRUDE OIL OR TO ROYALTIES, OVERRIDING ROYALTIES, TAXES, LICENSE FEES, OR CHARGES THEREON. Gatherer shall not allow any liens, claims, encumbrances or adverse claims arising by, through or under Gatherer to attach to Shipper Crude Oil while in the possession and control of Gatherer, and GATHERER SHALL RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS THE SHIPPER INDEMNIFIED PARTIES FROM AND AGAINST ALL CLAIMS OF ANY AND ALL PERSONS RELATING TO ANY SUCH LIENS, CLAIMS, ENCUMBRANCES OR ADVERSE CLAIMS. 9.2 Proceeds of Production. Shipper agrees to make payment of all royalties, overriding royalties, production payments, and all other payments for interests attributable to 22

Shipper Crude Oil delivered hereunder due to any Person under any leases or other documents in accordance with the terms thereof. 9.3 Indemnification. Shipper agrees to indemnify and hold the Gatherer Indemnified Parties harmless from any and all Claims and Losses incurred in connection with, or in any manner whatsoever relating to (i) any breach of the representations and warranties made by Shipper pursuant to Section 9.1 above, and (ii) payment of Taxes, royalties, overriding royalties, production payments, and all other payments for interests attributable to Shipper Crude Oil delivered hereunder. 9.4 Title to Shipper Crude Oil. Title to Shipper Crude Oil delivered or caused to be delivered by Shipper to Gatherer hereunder at the Receipt Point(s) shall remain with Shipper and shall not pass to nor vest in Gatherer at any point under this Agreement. ARTICLE X WAIVER OF CERTAIN DAMAGES NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES, ANY SUCCESSORS IN INTEREST OR ANY BENEFICIARY OR ASSIGNEE OF THIS AGREEMENT FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS OR REVENUES THAT CONSTITUTE SUCH DAMAGES, THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR ANY BREACH HEREOF; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT BE CONSTRUED AS LIMITING AN OBLIGATION OF A PARTY HEREUNDER TO INDEMNIFY, DEFEND AND HOLD HARMLESS PERSONS ENTITLED TO INDEMNIFICATION HEREUNDER AGAINST CLAIMS ASSERTED BY UNAFFILIATED THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, THIRD PARTY CLAIMS FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES. ARTICLE XI FORCE MAJEURE 11.1 Suspension of Obligations. If either Party is unable to perform any obligations due to an event of Force Majeure, such failure shall not be a default under this Agreement, insofar as such obligations are affected by such event of Force Majeure, for the duration of such event of Force Majeure, and any additional period when Gatherer remains unable to perform such obligations as a result of such event of Force Majeure. The Party incurring the Force Majeure event will make reasonable attempts to remedy such event (it being agreed, without limitation, that the terms of settlement of any strike, lockout, or other industrial disturbance will be wholly in the discretion of such Party). The Party incurring the Force Majeure event will promptly notify the other Party in writing of any event of Force Majeure affecting the ability to perform its obligations and will provide a nonbinding, written estimate of the anticipated duration of such Force Majeure event. Notwithstanding the foregoing, the existence of an event 23 of Force Majeure will not relieve either Party’s obligations hereunder to the extent any action or inaction is not the result of Force Majeure. 11.2 Definition of Force Majeure. The term “Force Majeure” shall mean any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, including acts of God, acts of Governmental Authorities, compliance with rules, regulations or orders of any Governmental Authority, strikes, lockouts or other industrial disturbances, acts of the public enemy, acts of terrorism, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, extreme cold, storms, hurricanes, floods, or other adverse weather conditions, washouts, arrests and restraint of rulers and people, civil disturbances, explosions, breakage or accident to machinery, equipment or pipelines, freezing of wells, pipelines or equipment, requisitions, directives, diversions, embargoes, priorities or expropriations of government or Governmental Authorities, legal or de facto, whether purporting to act under some constitution, decree, law or otherwise, failure of pipelines or other gatherers to gather or furnish facilities for transportation, failures, disruptions, or breakdowns of machinery or of facilities for production, manufacture, transportation, distribution, processing or consumption (including, but not by way of limitation, the Gathering System), allocation or curtailment by third parties of downstream capacity, inability to secure or delays in securing permits from Governmental Authorities, transportation embargoes or failures or delays in transportation or poor road conditions, partial or entire failure of Crude Oil supply and downstream pipeline market constraints. “Force Majeure” shall expressly exclude (i) delays in permitting that are not extraordinary or unusual for the Dedicated Area and the development of the Permian Basin and other relevant basins, or (ii) any matters within the reasonable control of Gatherer (such as easement, right-of-way, fee land and surface right acquisition, the availability of labor, materials and supplies, and other similar matters). 11.3 Interruption of Operations. Pursuant to the Tariff, Gatherer may, without liability to Shipper (but subject to and without limitation of Shipper’s release rights pursuant to the terms and conditions of Section 3.4), interrupt the operations of its facilities for the purpose of performing inspections, pigging, maintenance, testing, alterations, modifications, expansions, connections, repairs or replacements, but such interruption shall be for only such time as may be reasonable. Gatherer shall give Shipper at least thirty (30) Days’ advance written notice, except in case of emergency, of its intention to interrupt operations and of the estimated time thereof. ARTICLE XII DISPUTE RESOLUTION 12.1 Resolution of Disputes. Any Dispute shall be resolved pursuant to the provisions of this ARTICLE XII, which shall be the sole and exclusive procedures for the resolution of any such Dispute. While the procedures in this ARTICLE XII are pending, each Party shall continue to perform its existing obligations under the Agreement to the extent those obligations are not the subject of the Dispute. 12.2 Dispute Notice. Prior to submitting any Dispute for resolution by a court, a Party shall provide written notice (a “Dispute Notice”) to the other of the occurrence of such dispute. The Dispute Notice shall contain (i) a concise statement describing the Dispute, including a 24 description of its nature, circumstances and cause, (ii) an explanation of the basis and justification for the Dispute, including reference to any pertinent provision(s) of the Agreement, (iii) if applicable, the estimated dollar amount of the Dispute and how that estimate was determined, (iv) the claiming Party's desired resolution, and (v) any other information the claiming Party deems relevant. 12.3 Direct Negotiation. Commencing within thirty (30) Days after the Dispute Notice is received and concluding fifteen (15) Business Days thereafter, the authorized representatives of the Parties with decision-making authority shall meet in person in Houston, Texas (or in a place mutually agreed upon by the Parties to the Dispute) in an attempt to resolve the Dispute raised in the Dispute Notice. If the Parties are unable to resolve the Dispute for any reason within such fifteen (15) Business Day period, then either Party shall be entitled to pursue any remedies available at law or in equity; or as otherwise provided in this Agreement; provided, however, this ARTICLE XII shall not limit a Party’s right to initiate litigation prior to the expiration of the time periods set forth in this Section 12.3 if application of such limitations would prevent a Party from filing a lawsuit or claim within the applicable period for filing lawsuits (e.g. statutes of limitation, prescription, etc.). 12.4 Jurisdiction and Venue; Jury Waiver . The Parties hereby irrevocably consent to the exclusive jurisdiction of the state or federal courts located in Houston, Harris County, Texas and irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any federal or state court located in Houston, Harris County, Texas. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. 12.5 Costs and Expenses. The prevailing Party in any litigation pertaining to any Dispute hereunder shall be entitled to recover its reasonable costs, expenses and attorney’s fees in connection with such litigation. 12.6 Confidentiality of Dispute Resolution. 25

(a) The Parties agree that any Dispute and any negotiations among the Parties in relation to any Dispute shall be subject to the confidentiality provisions of this Agreement. The Parties further agree that any information, documents or materials produced for the purposes of, or used in, negotiations of any Dispute shall be subject to the confidentiality provisions of this Agreement. The Parties further agree that upon the request of the providing Party, any information, documents or materials produced by such Party for the purpose of negotiations of any Dispute shall be destroyed or returned to the providing Party within thirty (30) Days of the resolution of such Dispute or the issuance of a final decision with respect to such Dispute; provided, however, any confidential information (i) found in drafts, notes, studies and other documents prepared by or for the receiving Party or its representatives, or (ii) found in electronic format as part of receiving Party’s off-site or on-site data storage/archival process system, will be held by the receiving Party or destroyed at the receiving Party’s option. (b) Without limiting the foregoing, the Parties agree that disclosure of confidential information to third parties may only be made if: (i) necessary to enforce any of the provisions of this Agreement, including without limitation, any court judgment; (ii) such third party is an auditor, advisor, insurer, expert witness or Affiliate of the disclosing party and has a legitimate need to know such confidential information; (iii) the disclosing Party is under a legal or regulatory obligation to make such disclosure, but such disclosure shall be limited to the extent of such legal obligation; or (iv) the non-disclosing Party provides prior written consent to the disclosing Party to disclose such information. (c) The Parties agree to submit to the jurisdiction of a court of competent jurisdiction located in Houston, Harris County, Texas for the purpose of any proceedings to enforce this Section 12.6 and, except as permitted under this Section 12.6(b), the receiving Party shall prevent any information, documents or materials belonging to a disclosing Party from being disclosed to third parties. ARTICLE XIII DUTY TO SUPPORT 13.1 Arm's Length Negotiations. Each of the Parties acknowledges and agrees that this Agreement is the result of good faith, arm's length negotiations which have resulted in an agreement that is fair and equitable to Gatherer and Shipper. 13.2 Shipper Support. Shipper hereby agrees to any tariff rate filings for the Gathering System which are made in accordance with this Agreement. Shipper agrees (i) not to challenge, nor to encourage or recommend to any other Person that it challenge, or voluntarily assist in any way any other Person in challenging, in any forum, any or all of the tariff rates for the Gathering System and (ii) not to protest or file a complaint, nor encourage or recommend to any other 26

Person that it protest or file a complaint, or voluntarily assist in any way any other Person in protesting or filing a complaint, with respect to any or all of the tariff rates for the Gathering System in each case so long as the tariff rates are in accordance with, or not inconsistent with, the terms of this Agreement. Furthermore, Shipper hereby agrees at its own cost, upon written request by Gatherer provided at least ten (10) Days prior to the deadline for such action: (a) to support Gatherer's applications for necessary certificates, approvals, authorizations and permits of the FERC and Texas and New Mexico regulating bodies, if any, in relation to the Gathering System; (b) to support the tariff rates calculated in accordance with the terms of this Agreement, and not take any action directly or indirectly that could be interpreted as evidence of Shipper's lack of support for such Tariff rates; and (c) to support the pro forma Tariff materially in the form attached as Exhibit F, in any and all regulatory proceedings relating thereto and not take any action or inaction that could be interpreted as evidence of Shipper's lack of support therefor; provided that nothing in the foregoing shall obligate Shipper to support future changes to the Tariff rates that are inconsistent with this Agreement, or prevent Shipper from opposing any position taken by Gatherer before FERC and/or Texas and/or New Mexico regulating bodies that is inconsistent with this Agreement. 13.3 No Tariff Rate Revision Proceedings. Each of the Parties further acknowledges that the setting of Tariff rates for the Gathering System is subject to the approval of, and potential modification by, the FERC, from time to time, and each of the Parties hereby agrees not to, directly or indirectly, commence or support any application, motion or other proceeding (a "Tariff Rate Revision Proceeding") before the FERC for the purpose of requesting the FERC to set tariff rates applicable to the Gathering System which are inconsistent with this Agreement. 13.4 Third Party Proceedings. In the event of any Tariff Rate Revision Proceeding being commenced by a third party or by the FERC itself, and in the event of any other proceedings pursuant to which the Tariff rates for the Gathering System may be reviewed by the FERC or other Governmental Authority having jurisdiction, Shipper agrees to support or defend the setting of Tariff rates applicable to the Gathering System that are consistent with this Agreement. In the event of any other proceedings challenging any of the terms of this Agreement being commenced by a third party or by the FERC itself, Shipper agrees to provide all reasonable support and cooperation in defending such terms or otherwise resolving the complaint or other challenge (which may include, without limitation, modifying the terms of this Agreement that are the subject of the challenge) as shall be requested by Gatherer. 13.5 Modification of Agreement. Notwithstanding anything to the contrary set forth herein, it is the intent of the Parties that Gatherer provide the Services to Shipper on a negotiated- contract basis pursuant to the terms and conditions of this Agreement and the Tariff, and the Parties hereby agree that, in the event that FERC or any other Governmental Authority seeks to modify any rates under, or terms or conditions of, this Agreement that would have a greater than de minimis detrimental economic or operational impact on either Party, then: (a) to the maximum extent permitted by Applicable Law, it is the intent of the Parties that the rates and terms and conditions established by FERC or such Governmental Authority having jurisdiction will not alter the rates or terms and conditions set forth in this Agreement, and the Parties shall vigorously defend and support in good faith the enforceability of the rates and terms and conditions of this Agreement; and 27

(b) if FERC or such Governmental Authority modifies the rates or terms and conditions set forth in this Agreement, then the Parties hereby agree to negotiate in good faith to enter into such amendments to this Agreement and or enter into a separate arrangement in order to give effect, to the greatest extent permitted by law, to the rates and other provisions of this Agreement; provided, however, if Gatherer and Shipper cannot arrive at such agreement following such negotiations, either Party may terminate this Agreement by delivering written notice thereof to the other Party, with such termination to be effective ninety (90) Days after the delivery of such notice. ARTICLE XIV COMMON CARRIER AND COMPLIANCE WITH APPLICABLE LAWS 14.1 Common Carrier Pipeline. The Gathering System will be operated as a common carrier pipeline, and Shipper's rights hereunder shall be subject to all laws related to and governing the operation of common carrier pipelines, including, without limitation, laws and regulations that prevent discrimination in favor of any given shipper or the provision of service for consideration other than the rate set forth in a published tariff. The Tariff shall apply to the Services provided hereunder, and if there is a conflict between a provision of this Agreement and the Tariff, the terms and conditions of the Tariff shall control and govern. Gatherer reserves the right to modify or amend the Tariff, in its sole discretion, as it deems necessary in a manner consistent with this Agreement and subject to the terms and conditions of Article XIII. 14.2 Compliance with Laws. Both Parties shall, in carrying out the terms and provisions of this Agreement, abide by all present and future laws of any Governmental Authorities. ARTICLE XV TAXES Gatherer shall not be responsible for or pay, and Shipper hereby agrees to pay and indemnify, defend and hold harmless the Gatherer Indemnified Parties for, any and all Taxes, import duties, license fees or other governmental charges, if any, levied on (i) Shipper Crude Oil tendered under this Agreement, including property Taxes on such Crude Oil in the Gathering System, (ii) the gathering of Shipper Crude Oil, (iii) Tariff rates, surcharges, or any other payment, fee, charge or amount provided for in this Agreement or (iv) the provision of Services hereunder; provided, however, that Shipper shall not be liable hereunder for (x) Taxes (including ad valorem taxes) assessed against Gatherer based on Gatherer’s income, revenues, gross receipts, net worth or ownership of the Gathering System, and (y) state franchise, license and similar Taxes required for the maintenance of Gatherer’s corporate existence. In the event Gatherer is required to pay any Tax for Shipper, Shipper shall reimburse Gatherer for the same per invoice provided by Gatherer. The payment, indemnity, defense and hold harmless obligations set forth in this ARTICLE XV shall survive the termination of this Agreement. ARTICLE XVI ASSIGNMENT 28

This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and permitted assigns, including any assigns of Shipper’s Interests covered by the Dedication and of any interest of Gatherer in the Gathering System; provided, however, (i) neither Party may assign this Agreement without the prior written consent of the non-assigning Party, such consent not to be unreasonably withheld, conditioned or delayed, (ii) any transfer by Shipper of any of its Interests in the Dedicated Area and any transfer by Gatherer of any of its interest in the Gathering System or this Agreement shall be expressly made subject to the terms and conditions of this Agreement and (iii) if requested by the non- assigning Party, the assigning Party shall not transfer or assign this Agreement or its Interests in the Dedicated Area or Gathering System, as applicable, without first requiring the transferee to execute and deliver to the non-assigning Party an agreement expressly assuming the assigning Party’s obligations under this Agreement and including such other items that need to be addressed in connection with any such transfer or assignment or as may be reasonably requested by the non-assigning Party. Assignment by either Party in compliance with the foregoing requirements shall not relieve such Party of any liabilities, obligations or duties accruing hereunder before the date of such assignment, but shall relieve such Party of any liabilities, obligations or duties accruing hereunder after the date of such assignment. Notwithstanding the foregoing: (a) Shipper may assign its rights and obligations under this Agreement to any Person to whom Shipper assigns or transfers an interest in any of the Interest(s) or Well(s), insofar and only insofar as, this Agreement relates to such Interest(s) or Well(s), without the consent of Gatherer; provided that (i) such Person is at least as creditworthy as Shipper is as of the Effective Date and at the time of such assignment, (ii) such Person assumes in writing the obligations of Shipper under this Agreement insofar as it relates to such Interest(s) or Well(s), and (ii) if such transfer or assignment is to a Person that is not an Affiliate of Shipper, Shipper shall be released from its obligations under this Agreement with respect to such Interest(s) or Well(s) so assigned or transferred, except for its obligations arising prior to the date of assignment. For the avoidance of doubt, (i) no assignee or transferee of Shipper shall assume the Dedication of this Agreement in its entirety, but shall only be subject to, and assume, such Dedication insofar and only insofar as the Interest(s) or Well(s) assigned or transferred to such assignee or transferee and (ii) Gatherer shall not be required to install supplemental meters or other facilities at existing Receipt Points, or undertake additional obligations or incur additional expenses as a result of such assignment (provided the Parties shall reasonably cooperate to establish a procedure for the allocation of Crude Oil delivered at existing Receipt Points between Shipper and such transferee or assignee, if applicable); and (b) either Party may assign (or grant a lien or security interest in) this Agreement to any Person as security in connection with arranging financing for such Party or any Affiliate of such Party or upon enforcement of any such lien or security (and each Party agrees to execute all consents, estoppels, waivers and other documents and instruments reasonable requested by any such Person). Any assignment made in violation of this ARTICLE XVI shall be void ab initio. ARTICLE XVII OFFER 29

17.1 Effect of Unsigned Copy. The submission of an unsigned copy of this Agreement to Shipper shall not constitute an offer. 17.2 Irrevocable Offer by Shipper. Shipper acknowledges that, upon closing of the Open Season, Gatherer will undertake significant work and incur significant expense in connection with the Gathering System. Further, Gatherer may be required to allocate capacity among potential Priority Shippers; provided, however, such allocation shall not limit or otherwise alter Shipper’s MDQ as set forth in this Agreement. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Shipper, Shipper agrees that the submission of a signed copy of this Agreement by Shipper to Gatherer shall constitute an offer by Shipper that shall be irrevocable. ARTICLE XVIII NOTICES AND STATEMENTS 18.1 Notice. Any notice, statement, payment, claim or other communication required or permitted hereunder shall be in writing and shall be sent by: (i) facsimile transmission; (ii) email, (iii) delivered by hand; (iv) sent by United States mail with all postage fully prepaid; or (v) by courier with charges paid in accordance with the customary arrangements established by such courier, in each of the foregoing cases addressed to the Party at the following addresses: Gatherer: NOTICES AND CORRESPONDENCE: Salt Creek Midstream, LLC 200329 State Highway 249 Floor 4 Houston, TX 77070 Attn: Paul Williams Email: paul.williams@armenergy.com With a copy to: Salt Creek Midstream, LLC 20329 State Highway 249 Floor 4 Houston, TX 77070 Attn: Contract Administration Email: contracts@armenergy.com ACCOUNTING MATTERS: 30

Salt Creek Midstream, LLC 200329 State Highway 249 Floor 4 Houston, TX 77070 Attn: Bryan Fullmer Email: bryan.fullmer@armenergy.com PAYMENTS Bank Name: ABA No.: Account No.: Shipper: NOTICES AND CORRESPONDENCE: Lilis Energy, Inc. 300 E. Sonterra Blvd, Suite 1220 San Antonio, TX 78258 Attention: Accounting and Operations Telephone: 210-999-5400 Facsimile 210-999-5401 With a copy to: RDP Producer Services, LLC 10300n Town Park, Suite SE1000 Houston, TX 77072 Attn: David Lipp Fax: 281-849-8911 Email: dlipp@republicpartnersllc.com ACCOUNTING MATTERS: Lilis Energy, Inc. 300 E. Sonterra Blvd, Suite 1220 San Antonio, TX 78258 Attention: Patrick Tumer Telephone: 817-502-1635 Facsimile: 210-999-5401 Email: AP@Lilisenergy.com PAYMENTS Bank Name: 31

Account Name: Account Number: ABA: Such notices, statements, payments, claims or other communications shall be deemed received as follows: (i) if delivered personally, upon delivery; (ii) if sent by United States mail, whether by express mail, registered mail, certified mail or regular mail, the Day receipt is refused or is confirmed orally or in writing by the receiving Party; (iii) if sent by a courier service, upon delivery; or (iv) if sent by facsimile or email, upon completion of the transmission thereof, except that if such transmission is on any Day other than a Business Day, or on or after 4:00 p.m., Central Clock Time, such notice shall be deemed to be received on the next Business Day. 18.2 Change of Address and Payment Instructions. Notices of change of address or payment instructions of either of the Parties shall be given in writing to the other Party in the manner aforesaid and shall be observed in the giving of all future notices, statements, payments, claims or other communications required or permitted to be given hereunder. ARTICLE XIX DEFAULTS AND REMEDIES 19.1 Shipper Default. The following events shall be a “Shipper Default”: the occurrence and continuation of (i) a breach or default by Shipper of any of its payment obligations under this Agreement or the Tariff, or (ii) a material breach or default by Shipper of any of its obligations under this Agreement or the Tariff, unless such breach or default, or material breach or default, as applicable, occurs as a result of a breach or default by Gatherer of its obligations under this Agreement or the Tariff. 19.2 Remedies on Shipper Default. Upon the occurrence of a Shipper Default, Gatherer may provide written notice to Shipper, describing the Shipper Default in reasonable detail and requiring Shipper to cure the Shipper Default (the “Shipper Default Notice”). If (a) a Shipper Default comprising Shipper’s failure to make any payment due hereunder has not been cured within ten (10) Business Days following receipt by Shipper of a Shipper Default Notice, or (b) a Shipper Default comprising Shipper’s failure to comply with any obligation under this Agreement or the Tariff, other than a payment obligation, has not been cured within thirty (30) Days after receipt by Shipper of a Shipper Default Notice, or, if such failure is not reasonably capable of being cured within a thirty (30) Day period, but Shipper expeditiously commences to cure the same following its receipt of a Shipper Default Notice and diligently proceeds with such cure, within such longer period of time as shall be reasonably necessary to cure such failure, then in any such case, Gatherer may, by written notice to Shipper: (a) inform Shipper of its intention to terminate this Agreement if such Shipper Default is not cured within a further thirty (30) Day period, and if any such Shipper Default has not been cured within such further period of thirty (30) Days, Gatherer may, by written notice to Shipper, terminate this Agreement, any such termination to be effective upon receipt of such termination notice by Shipper; and/or 32

(b) temporarily suspend Shipper's right to be treated as a Priority Shipper for purposes of the prorationing rule of the Tariff until such default is cured. The rights and remedies under this Section 19.2 shall be in addition to all of Gatherer's other rights and remedies under this Agreement or which Gatherer may otherwise have at law, in equity or by statute or regulation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise by Gatherer of other rights or remedies. 19.3 Gatherer Default. Subject to Section 11.1 hereof, the following events shall be a “Gatherer Default”: the occurrence and continuation of (i) a breach or default by Gatherer of any of its payment obligations under this Agreement or the Tariff, or (ii) a material breach or default by Gatherer of any of its obligations under this Agreement, unless such breach or default, or material breach or default, as applicable, occurs as a result of a breach or default by Shipper of its obligations under this Agreement or the Tariff. 19.4 Remedies on Gatherer Default. Upon the occurrence of a Gatherer Default, Shipper may provide written notice to Gatherer, describing the Gatherer Default in reasonable detail and requiring Gatherer to cure the Gatherer Default (the “Gatherer Default Notice”). If (a) a Gatherer Default comprising Gatherer's failure to make any payment due hereunder has not been cured within ten (10) Business Days following receipt by Gatherer of a Gatherer Default Notice, or (b) a Gatherer Default comprising Gatherer's failure to comply with any obligation under this Agreement or the Tariff, other than a payment obligation, has not been cured within thirty (30) Days after receipt by Gatherer of a Gatherer Default Notice, or, if such failure is not reasonably capable of being cured within a thirty (30) Day period, but Gatherer expeditiously commences to cure the same following its receipt of a Gatherer Default Notice and diligently proceeds with such cure, within such longer period of time as shall be reasonably necessary to cure such failure, then in any such case, Shipper may, by written notice to Gatherer, inform Gatherer of its intention to terminate this Agreement if such Gatherer Default is not cured within a further thirty (30) Day period, and if any such Gatherer Default has not been cured within such further period of thirty (30) Days, Shipper may, by written notice to Gatherer, terminate this Agreement, any such termination to be effective upon receipt of such termination notice by Gatherer. The rights and remedies under this Section 19.4 shall be in addition to all of Shipper’s other rights and remedies under this Agreement or the Tariff or which Shipper may otherwise have at law, in equity or by statute or regulation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise by Shipper of other rights or remedies. 19.5 Excused Performance. Either Party shall be entitled to suspend performance hereunder in the event: (a) the other Party has voluntarily filed for bankruptcy protection under any chapter of the United States Bankruptcy Code; (b) the other Party is the subject of an involuntary petition of bankruptcy under any chapter of the United States Bankruptcy Code, and such involuntary petition has not been settled or otherwise dismissed within ninety (90) Days of such filing; or 33

(c) the other Party otherwise becomes insolvent, whether by an inability to meet its debts as they come due in the ordinary course of business or because its liabilities exceed its assets on a balance sheet test; and/or however such insolvency may otherwise be evidenced. 19.6 Adequate Assurances. When reasonable grounds for insecurity of payment or performance arise with respect to a Party (the “Impaired Party”), including, without limitation, as a result of the occurrence of a material change in the creditworthiness of the Impaired Party or the Impaired Party’s failure to timely pay any amounts due hereunder other than amounts subject to a good-faith dispute, the other Party (the “Insecure Party”) may demand adequate assurance of performance, and in the absence of the provision of such assurance from the Impaired Party within three (3) Business Days of request, suspend further performance and/or exercise its rights under this Article XIX, including the right to terminate this Agreement. Adequate assurance shall mean security in the form, amount and for the term reasonably specified by the Insecure Party, including, but not limited to, a standby irrevocable letter of credit issued by a financial institution reasonably acceptable to the Insecure Party, a prepayment or a guarantee by an entity deemed creditworthy at the sole discretion of the Insecure Party, advance cash payment or other satisfactory security reasonably acceptable to the Insecure Party. 19.7 Audit. Either Party, upon notice in writing to the other Party, may during normal business hours audit the accounts and records relating to any invoice under this Agreement and the Tariff within the twenty four (24) Month period following the end of the calendar year in which an invoice was rendered; provided, however, that the auditing Party must make a claim in writing upon the other Party for all discrepancies disclosed by said audit within said twenty four (24) Months. Any audit shall be conducted by the auditing Party or its representative at the auditing Party’s expense. Any invoices or settlement statements shall be final as to all Parties unless questioned within said twenty four (24) Months. ARTICLE XX MISCELLANEOUS 20.1 Entire Agreement; Amendments. This Agreement and the Exhibits hereto constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings with respect thereto, and may be amended, restated or supplemented only by written agreement of the Parties. Notwithstanding the foregoing, the Tariff is subject to amendment by Gatherer from time to time subject to Applicable Law (and subject to the limitations of Section 14.1 and Article XIII). 20.2 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the state of Texas without giving effect to the conflict of law rules thereof. 20.3 No Drafting Presumption. No presumption will operate in favor of or against any Party as a result of any responsibility that any Party may have had for drafting this Agreement. Shipper and Gatherer acknowledge and mutually agree that this Agreement and all contents herein were jointly prepared by the Parties. 34

20.4 Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing signed by the Parties, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of the Agreement, unless specifically so stated in such written waiver. 20.5 No Third Party Beneficiaries. Except for Persons indemnified hereunder, this Agreement is not for the benefit of any third party and nothing herein, expressed or implied, confers any right or remedy upon any Person not a party hereto. 20.6 No Partnership. It is not the intention of the Parties to create, nor is there created hereby, a partnership, trust, joint venture or association. The status of each Party hereunder is solely that of an independent contractor. 20.7 Confidentiality. (a) Except with respect to the Memorandum and as otherwise set forth herein, each Party agrees that it shall maintain all terms and conditions of this Agreement in strictest confidence, and that it shall not cause or permit disclosure of this Agreement or any provisions contained herein without the express written consent of the other Party. (b) Permitted Disclosures. Notwithstanding Section 20.7(a) of this Agreement, disclosures of any terms and provisions of this Agreement otherwise prohibited may be made by either Party (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent to which a Party is required to disclose all or part of this Agreement by a statute or by the order or rule of a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, by regulations, or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents); (iii) to the extent required by the applicable regulations of a securities or commodities exchange; (iv) to a third Person in connection with a proposed sale or other transfer of a Party’s interest in this Agreement, provided such third Person agrees in writing to be bound by the terms of this Section 20.7; (v) to its own directors, officers, employees, agents and representatives; (vi) to an Affiliate; or (vii) to a co-working interest owner or royalty owner of Shipper Crude Oil delivered hereunder, provided such co-working interest owner or royalty owner agrees in writing to be bound by the terms of this Section 20.7. (c) Notification. If either Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of any of the terms and conditions of this Agreement authorized by Section 20.7(b) (ii), (iii) or (iv) above, it shall so notify in writing the other Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available. (d) Party Responsibility. Each Party shall be deemed solely responsible and liable for the actions of its directors, officers, employees, agents, representatives and Affiliates for maintaining the confidentiality commitments of this Section 20.7. (e) Public Announcements. The Parties agree that prior to making any public announcement or statement with respect to this Agreement or the transaction represented herein, 35 the Party desiring to make such public announcement or statement shall provide the other Party with a copy of the proposed announcement or statement prior to the intended release date of such announcement. The other Party shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Party to the text of a public announcement or statement. Nothing contained in this Section 20.7 shall be construed to require either Party to obtain approval of the other Party to disclose information with respect to this Agreement or the transaction represented herein to any Governmental Authority to the extent required by Applicable Law or necessary to comply with disclosure requirements of the Securities and Exchange Commission, New York Stock Exchange, or any other regulated stock exchange. 20.8 Headings. The headings and captions in this Agreement have been inserted for convenience of reference only and shall not define or limit any of the terms and provisions hereof. 20.9 Rules of Construction. In construing this Agreement, the following principles shall be followed: (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (b) the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variant expressions; (c) the plural shall be deemed to include the singular and vice versa, as applicable; (d) all references in this Agreement to an “Article,” “Section,” “subsection,” or “Exhibit” shall be to an Article, Section, subsection, or Exhibit of this Agreement, unless the context requires otherwise; (e) unless the context otherwise requires, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof; and (f) each Exhibit to this Agreement is attached hereto and incorporated herein as a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit, the provisions of the main body of this Agreement shall prevail, except as to any conflicts with the Tariff. 20.10 Survival. Notwithstanding the termination of this Agreement for any reason, (a) ARTICLES VIII, IX, X, XII, XIII, XV, XVIII, XIX and XX shall survive the termination of this Agreement; and (b) each Party to this Agreement will be liable for all of its accrued obligations hereunder up to and including the date on which the termination becomes effective. 36

20.11 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, (i) the validity, legality and/or enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby and (ii) in lieu of such invalid, illegal or unenforceable provision, there shall be automatically added to this Agreement a provision as similar to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable. 20.12 Further Assurances. Each Party shall take such acts and execute and deliver such documents as may be reasonably required to effectuate the purposes of this Agreement. 20.13 Liquidated Damages. The circumstances of this Agreement are such that a Party will be exposed to substantial injury if the other Party does not timely perform under this Agreement, and the injuries that may occur to such Party could take a variety of forms. Where this Agreement imposes on a Party an obligation to pay to the other Party certain monetary sums, or provide other value to the other Party, as a result of certain non-performance or delayed performance under this Agreement, such sums or other value are intended to serve as liquidated damages for certain of the injuries to such other Party. The Parties stipulate and agree that (a) the injury that would be caused to a Party as a result of the other Party’s non-performance or delayed performance would be difficult to estimate accurately, (b) the sums or other value to be provided to such Party under this Agreement in such circumstances are intended to serve as a liquidated damages and not as a penalty, and (c) such sums or other value represent the Parties’ reasonable estimate at this time of the probable damages that would be suffered by a Party in the various scenarios addressed in this Agreement. 20.14 Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument. Neither Party shall be bound until both Parties have executed a counterpart. Facsimile or other electronic copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. [Signature page follows] 37

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date. GATHERER SALT CREEK MIDSTREAM, LLC By: /s/ Michael S. Christopher Name: Michael Christopher Title: Chief Financial Officer SHIPPER LILIS ENERGY, INC. By: /s/ Joseph C. Daches Name: Joseph C. Daches Title: CFO 38

EXHIBIT A DEDICATED AREA TEXAS AND NEW MEXICO Legal Description County Sec. 1, Blk. 75 Winkler Sec. 1, Blk. C-24 Winkler Sec. 10, Blk. 74 Winkler Sec. 10, Blk. C-23 Winkler Sec. 11, Blk. 74 Winkler Sec. 11, Blk. C-23 Winkler Sec. 12, Blk 74 Winkler Sec. 12, Blk. C-23 Winkler Sec. 13, Blk. 74 Winkler Sec. 13, Blk. C-23 Winkler Sec. 14, Blk. 74 Winkler Sec. 14, Blk. C-23 Winkler Sec. 15, Blk. 27 Winkler Sec. 15, Blk. C-17 Reeves Sec. 15, Blk. C-23 Winkler Sec. 16, Blk. C-23 Winkler Sec. 17, Blk. C-23 Winkler Sec. 17, T26S R36E Lea Sec. 18, Blk. C-23 Winkler Sec. 18, T25S R36E Lea Sec. 18, T26S R36E Lea Sec. 19, Blk. C-23 Winkler Sec. 19, Blk. C-25 Loving Sec. 19, T25S R36E Lea Sec. 19, T26S R36E Lea Sec. 2, Blk. C-24 Winkler/Loving Sec. 20, Blk. C-23 Winkler Sec. 20, T26S R36E Lea Sec. 21, Blk. C-23 Winkler Sec. 21, T26S R35E Lea Sec. 22, Blk. 74 Winkler Sec. 22, Blk. C-23 Winkler Sec. 23, Blk. 74 Winkler Sec. 23, Blk. C-17 Reeves Sec. 23, Blk. C-23 Winkler Sec. 24, Blk. 74 Winkler Sec. 24, Blk. C-23 Winkler Sec. 25, Blk. 74 Winkler Sec. 25, Blk. C-23 Winkler Sec. 26, Blk. 74 Winkler Sec. 26, Blk. C-23 Winkler Sec. 27, Blk. 74 Winkler Sec. 27, Blk. C-23 Winkler Sec. 27, T26S R36E Lea Sec. 29, Blk. 74 Winkler Sec. 29, T25S R36E Lea Sec. 3, Blk. C-24 Winkler/Loving

Sec. 30, Blk. 74 Winkler Sec. 30, T25S R36E Lea Sec. 31, Blk. 74 Winkler Sec. 32, Blk. 74 Winkler Sec. 33, Blk. 74 Winkler Sec. 4, Blk. C-24 Winkler/Loving Sec. 5, Blk. 74 Winkler Sec. 6, Blk. 27 Winkler/Loving Sec. 6, Blk. 74 Winkler Sec. 6, T26S R36E Lea Sec. 7, Blk 74 Winkler Sec. 7, Blk. C-23 Winkler Sec. 7, T26S R36E Lea Sec. 8, Blk. 74 Winkler Sec. 8, Blk. C-23 Winkler Sec. 9, Blk. 74 Winkler Sec. 9, Blk. C-23 Winkler The above-described Dedicated Area is depicted in the attached plat.

2 E 2 E 2 E 2 2E 2 E 2 E 2 E 2 E 2 E 2 2 E 2 E 2 2E 2 E 2 E 2 E 2 E 2 E 2 E D E 2 A E Y Y D D D D E 2 E E 2 E 2 2E 2 E 2 E 2 E 2 E 2 E 2 E 22 2 2E 2 E 2 E 2 E 2 E 2 E 2 E 2 E 2 E M C22 C2 C C2 C2 2 2 C2 2 A V N G 2 2 2 2 2 2 2 2 2 \ LILIS_ACREAGE.mxdLilis \ 2 LILIS 2 C2 C2 2 \ Energy Companies 2 E E N E 2 E E N E \ SALT_CREEK Projects \ 2 \ GIS C2 ‘ Miles Document Path: M:

EXHIBIT B INITIAL RECEIPT POINTS; INITIAL DELIVERY POINTS; MDQ; RATES Shipper’s MDQ of 35,000 BPD Priority Rate of $0.75 per Barrel Uncommitted Rate of $0.74 per Barrel Other Charges: Notwithstanding anything to the contrary in the Tariff, Shipper shall not be subject to or obligated to pay any truck loading or unloading charges for any Crude Oil shipments trucked hereunder, regardless of whether trucked by Shipper or Gatherer, that are delivered to truck injection points on the Gathering System that are owned or controlled by Gatherer. Notwithstanding anything to the contrary in the Tariff, Shipper shall not be subject to or obligated to pay any tax, fee or other charges levied against Gatherer in connection with such Crude Oil by any Governmental Authority for the purpose of creating a fund for the prevention, containment, clean up, and/or removal of spills and/or the reimbursement of Persons sustaining a loss therefrom or any program where Gatherer is acting as a collecting agent. Initial Receipt Point(s): Those Receipt Point(s) depicted on Exhibit D. Initial Delivery Points(s): Meter Number Points of Delivery Name County, State Lat/Long TBD Plains All-American, LP Winkler County, TX TBD Pipeline or other pipeline with direct, long-haul transportation to the Midland, Texas area

EXHIBIT C FORM OF MEMORANDUM OF AGREEMENT MEMORANDUM OF AGREEMENT THIS MEMORANDUM OF CRUDE OIL GATHERING AGREEMENT (this “Memorandum”) is made and entered into as of May [ ], 2018 (the “Effective Date”), by and between Salt Creek Midstream, LLC, a Delaware limited liability company (“Gatherer”), and Lilis Energy, Inc., a Nevada corporation (“Shipper”). Shipper and Gatherer may be referred to individually as “Party,” or collectively as the “Parties.” RECITALS: WHEREAS, Shipper and Gatherer have entered into that certain Crude Oil Gathering Agreement dated as of the Effective Date (the “Agreement”), pursuant to which Gatherer will (i) design, engineer and construct the Gathering System to enable Gatherer to provide gathering services for Shipper Crude Oil, and (ii) gather Shipper Crude Oil on the Gathering System, as more particularly described below and in the Agreement; WHEREAS, any capitalized term used but not defined in this Memorandum shall have the meaning given to such term in the Agreement; and WHEREAS, the Parties desire to file this Memorandum of record in the official public records of Loving and Winkler Counties, Texas and Lea County, New Mexico to give notice of the existence of the Agreement and the dedication of Shipper Crude Oil and certain other provisions contained therein. FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency whereof are hereby acknowledged, the Parties hereby agree as follows: 1. Notice. Notice is hereby given of the existence of the Agreement and certain provisions contained therein, which are summarized in Sections 2 – 4 below. 2. Term: The term of the Agreement shall commence on the Effective Date, and unless sooner terminated as provided herein, shall remain in full force and effect through the twelfth (12th) anniversary of the Effective Date (the “Primary Term”); provided, however, the Agreement shall continue beyond the expiration of the Primary Term for additional terms of one year each (each an “Extended Term,” and, the Primary Term as may be extended by one or more Extended Terms, the “Term”) unless the Agreement is terminated by either Party as of the end of the Primary Term or the then-current Extended Term, as applicable, by providing not less than sixty (60) Days written notice of termination prior to the end of the Primary Term or such Extended Term to the other Party. 3. Dedication. Subject to the terms and conditions of the Agreement and certain exclusions from dedication described in the Agreement, Subject to the other terms and conditions thereof, Shipper hereby (i) dedicates for Services with respect to Shipper Crude Oil under the Agreement to Gatherer all Interests now owned or hereafter acquired by Shipper and/or its Affiliates and 2 their respective successors and assigns that cover lands located within the Dedicated Area, and (ii) dedicates for Services under the Agreement and shall deliver, or cause to be delivered, under the Agreement to Gatherer, at the Receipt Points, the following (the “Dedication,” and the Crude Oil that is the subject of the Dedication being therein referred to as “Shipper Crude Oil”): (a) all Crude Oil produced and saved on or after the Commencement Date for the remainder of the Term from those Wells for which Shipper and/or any of its Affiliates is the operator now or hereafter located within the Dedicated Area (a description of which is attached to Schedule 1) or on lands pooled or unitized therewith, to the extent such Crude Oil is attributable to the Interests within the Dedicated Area now owned or hereafter acquired by Shipper and/or its Affiliates and their respective successors and assigns; and (b) with respect to those Wells for which Shipper and/or any of its Affiliates is the operator, Crude Oil produced on or after the Commencement Date for the remainder of the Term from such Wells which is attributable to the Interests in such Wells owned by other working interest owners and royalty owners which is not taken “in-kind” by such working interest owners and royalty owners and for which Shipper and/or its Affiliates has the right or obligation to deliver such Crude Oil and only for the period that Shipper and/or its Affiliates has such right or obligation. For the avoidance of doubt, Shipper shall not be required to deliver Crude Oil from any well operated by an operator other than Shipper or its Affiliates, including any well where Shipper would be required to install split stream connection facilities or similar facilities to take such Crude Oil in kind, and such Crude Oil shall not be Shipper Crude Oil subject to the Dedication under the Agreement. 4. Covenant Running with the Land. So long as the Agreement is in effect, the Agreement shall (i) be a covenant running with the Interests now owned or hereafter acquired by Shipper and/or its Affiliates within the Dedicated Area (including, without limitation, all Wells operated by Shipper or its Affiliates) and (ii) be binding on and enforceable by Gatherer and its successors and assigns against Shipper, its Affiliates and their respective successors and assigns. Notwithstanding anything in the Agreement to the contrary, to the extent all or a portion of such Interests within the Dedicated Area are sold to a non-Affiliated Person, such acquiring Person shall only be required to dedicate for delivery under the Agreement that Crude Oil that is produced from such Interests within the Dedicated Area acquired by such non-Affiliated Person from Shipper. The acquiring Person shall not be required to dedicate Crude Oil produced from Interests already held by or acquired after such date by such acquiring Person. Notwithstanding the foregoing, with prior written notice to Gatherer, Shipper and its Affiliates shall each be permitted to convey, sell, assign, or otherwise transfer its interest in the Interests that are not connected to or in the process of being connected to the Gathering System free of the Dedication under the Agreement in an “acreage swap” or exchange transaction in which such undeveloped Interests within the Dedicated Area are exchanged for other properties or Interests of approximately equal net acreage and projected production located in the Dedicated Area that are not subject to a Prior Dedication and would become subject to the Dedication. Gatherer and Shipper shall prepare, execute, acknowledge, deliver, and record any such instruments and other documents reasonably necessary to effectuate such release and memorialize such acquired Interests subject to the Dedication. 3

5. No Amendment to Agreement. This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way. To the extent of a conflict between any provisions of this Memorandum and any provisions of the Agreement, the provisions of the Agreement shall govern and control. 6. Miscellaneous. This Memorandum may be executed in multiple counterparts, each of which, when executed, will be deemed an original, and all of which will constitute but one and the same instrument. Remainder of page intentionally left blank: Signature page follows 4

DULY AUTHORIZED REPRESENTATIVES of the Parties have executed this Memorandum on the dates of their respective acknowledgments below, effective for all purposes as of the Effective Date. GATHERER SALT CREEK MIDSTREAM, LLC By: Name: Title: SHIPPER LILIS ENERGY, INC. By: Name: Title: 5

Acknowledgements STATE OF [ ] § § COUNTY OF [ ] § This instrument was acknowledged before me on day of , 20 , by , of Salt Creek Midstream, LLC, a Delaware limited liability company, on behalf of such limited liability company. Notary Public in and for [ ] Printed or Typed Name of Notary STATE OF [ ] § § COUNTY OF [ ] § This instrument was acknowledged before me on day of , 20 , by , of Lilis Energy, Inc., a Nevada corporation, on behalf of such corporation. Notary Public in and for [ ] Printed or Typed Name of Notary 6

Schedule 1 DEDICATED AREA

EXHIBIT D COMMENCEMENT DATE FACILITIES [ATTACHED]

6 6 6 5 4 2 1 6 5 4 2 1 6 5 4 2 1 6 5 4 2 1 6 5 4 1 15 1 9 1 24 22 21 14 2 25 A25 2 12 1 7 8 5 7 8 9 1 11 12 7 8 9 1 11 12 7 8 9 1 11 12 7 8 9 1 11 12 4 1 7 8 9 11 5 12 Pri e Hog BWZ 11 16 5 4 2 1 6 1 17 2 18 17 16 15 14 1 18 17 16 15 14 1 18 17 16 15 14 1 18 17 16 15 14 1 1 22 9 18 8 17 16 5tate Com 1H 2 8 14 1 6 7 8 9 1 7 11 21 1 15 19 2 25N D R E W 156 19 2 21 22 2 24 19 2 21 22 2 24 19 2 21 22 2 24 19 2 21 22 2 24 1 ● Wi dhogN D BWXR E W 5 255 255 255 255 9 2 21 . 24 A54 17 24 28 255 5tate Com 1H 2 34E 35E 36E 37E 15 14 12 11 ● 18 22 29 38E A15 5 26 21 29 28 27 26 25 29 28 27 26 25 29 28 27 26 25 29 28 27 26 25 25 29 28 27 A41 28 16 26 16 17 18 19 2 A2 22 27 1 2 1 28 6 4 1 2 4 5 6 1 2 4 5 6 1 2 4 5 6 1 2 4 5 6 1 2 29 1 2 29 7 5 25 24 2 22 21 A 54 1 4 4 5 1 6 9 6 5 4 2 1 6 5 4 2 1 L 6 E 5 4 2 1 6 5 4 2 1 6 5 4 2 2 7 1 8 45 T2 5 4 2 1 9 8 7 4 7 7 8 9 1 11 12 7 8 9 1 11 12 7 8 9 1 11 12 7 8 9 1 11 12 7 8 9 6 41 48 5 42 47 5 6 7 8 9 1 8 46 45 6 9 1 18 17 16 15 14 1 18 17 16 15 14 1 18 17 16 15 14 1 18 17 16 15 14 1 1 8 17 16 1 44 4 4 2 8 265 38E 15 14 A51 6 12 11 15 45 T1 265 265 35E 265 36E 265 37E 4 9 7 A57 9 2 14 A 57 16 1 2 24 19 2 21 22 2 24 19 2 21 22 2 21 1 1 17 8 19 2134E 22 2 ● . 24 19 2 21 22 2 24 1 16 17 18 19 2 18 46 7 7 6 18 29 2 19 14 6 28 5 11 2 29 28 27 26 25 29 28 27 26 25 29 28 27 26 25 29 28 27 26 25 21 26 45 TI 25 24 2 22 21 25 12 19 1 1 2 24 14 21 1 2 4 5 6 1 2 4 5 6 1 2 4 5 6 1 2 4 5 6 2 2 22 15 9 2757 1 19 25 5 2 19 7 6 8 8 A57 18 28 2 19 6 14 27 1 12 6 2 1 11 7 15 4 18 1 7 7 A 57 17 22 6 29 28 16 2 18 8 5 5 4 7 46 46 24 6 21 11 4 C22 9 24 2 21 5 4 7 9 1 26 C2 14 5 4 88 25 12 1 16 1 2 Gri 5 26 T1 2 17 8 2 7 17 9 1 .22 11 1 6 27 . 1 2 8 4 22 2 12 24 C 2H 8 1 1 4 12 25 15 77 2 Gri 267 9 16 9 22 17 C24 2 1 19 29 4 C25 4 22 2 1 5 . 16 4 1 11 28 . 18 8 21 . 15 6 . 1H .Lion 7 R . 5 R . 17 14 2 11 . . 15 2 R 4 . 1 42 8 16 G 16 19 G 5 9 1 41 24 8 G 16 1 2 E 18 6 E 12 15 19 E 1 8 17 4 3H 12 15 21 9 . 24 7 N 9 N L 2 Lion . N 7 18 8 14 2 L 11 1 24 18 L 2 1 . I 76 1 I .9 1 21 I 1 26 17 7 6 11 19 K 12 19 2 K 25 6 25 K Hippo 12 22 V V 1 1H 1 6 14 2 V Tiger1 24 11 2 2 2 5 N 1 4 N 9 15 14 25 1 N 19 221 2 5 O 2 O 1 24 4 I 2 O I 11 46 T1S 6 12 5 8 I 6 6 18 18 4 25 74 1 L 21 L . 1 4 14 1 WF L . 46 5 17 2 W 12 Kudu 17 6 26 2 7 W 1H 26 W 2 7 5 6 16 27 1 6 1 16 . 2H .G. Hi5 7 7 2 . 22 . 4 74 TIS 8 15 19 4 12 Kudu 1H 2 . 8 9 15 8 14 2 29 142 19 1H 5 11 24 7 7 24 9 1 21 28 . 4 12 6 1 15 18 2H 25 29. 6 8 11 48 11 22 6 1 9 17 . 5 16 2 5 2 1 21 . 28 Hippo 9 7 .G. Hi 1 2 1 8 14 22 27 1 1 . 12 75 24 4 7 2 26 2 11 11 1 25 4 12 15 16 . Wo e . . 1 16 24 24 . 1H 12 1. 1 17 26 2 5 16 E C1 T 4 22 11 17 2 29 4 1 4 15 1 27 1 6 1 28 7nit 1 . 1 C26 2 18 22 W I N K L E R 5 . 9 14 1 9 W I N K L E R 14 12 18 1 21 25 27 1 8 1 15 46 TIS 7 29 2 8 Bi on 17 21 14 2 26 26 2 7 11 16 25 28 7 15 26 18 18 4 12 19 27 6 1H 12 19 17 29 19 1 16 24 28 6 16 2 1 2 5 17 2 29 4 1 1 6 1 11 27 5 18 22 4 24 21 26 9 5 9 14 6 19 L O V I N G 1 21 25 7 2 2 24 2 8 14 2 8 15 19 22 2 7 15 19 27 26 2 8 7 11 18 21 22 4 12 27 1 9 6 12 17 25 T2 16 24 28 6 21 24 4 48 1 16 26 25 5 11 17 2 29 5 22 27 4 2 1 41 47 14 2 2 22 18 22 4 42 248 2 9 1 21 46 15 5 19 24 1 4 8 14 25 7 45 8 18 1 2 26 25 2 6 19 28 2 8 44 9 17 5 8 16 15 24 27 1 9 4 16 22 21 4 29 2 1 28 6 4 48 41 7 1 4 7 17 29 2 4 2 5 9 6 22 29 4 5 41 47 42 6 5 4 1 7 18 21 42 46 24 1 8 5 25 5 25 2 7 9 14 2 7 45 1 4 26 11 8 2 26 2 8 44 6 12 9 7 15 48 19 27 9 4 2 27 4 1 1 11 I ITIAL RECEIPT P I T 1 2 1 6 ● 28 6 4 28 5 9 14 2 12 48 4 12 29 1 17 29 5 41 47 1 8 19 46 6 5 11 2 7 11 12 14 16 8 4 42 1 18 15 18 WI K TER M I AL 1 6 12 17 24 ■B 7 45 1 9 1 4 17 21 16 12 \ LILIS_Crude_Well_2.mxdLilis 2 \ 2 8 44 2 8 14 1 16 22 1 25 4 1 ■B 5 11 2 4 7 15 2 11 19 SALT CREEK MIDSTREAMC 929 PIPELI E WINK 6 1 15 4 24 2 4 4 48 12 16 24 1 1 9 11 4 9 18 41 47 5 11 17 2 25 1 5 42 46 6 8 14 17 21 9 21 1 14 C627 1 18 5 12 \ Energy Companies LISIS 45 1 21 22 7 15 16 2 1 21 22 51 29 6 2 9 25 16 12 24 2 7 44 2 8 2 14 2 26 17 2 8 6 7 4 7 2 24 71 49 1 5 15 19 27 18 25 9 \ SALT_CREEK 61 4 22 52 4 11 16 24 28 28 5 1 17 6 21 A 91 69 Projects 6 7 1 15 \ 5 9 19 18 8 12 \ GIS 1 2 4 19 27 11 89 5 7 1 21 25 27 7 51 49 2 7 28 F 92 68 16 14 19 26 2 8 9 4 6 1 5 ‘ 27 1 9 29 1 7 47 15 8 1 48 42 15 Miles 48 9 2 16 19 2 28 6 4 5 12 88 54 26 5 41 29 5 7 51 29 9 67 5 5 Document Path: M: 47 4 18 4 42 41 46 47 71 49 2 8 87 74 46 16 11

EXHIBIT E FORM OF NEW RECEIPT POINT NOTIFICATION NEW RECEIPT POINT NOTIFICATION 1. Operator Contact Name 2. Phone Numbers 3. E-Mail 4. Notification Date 5. Receipt Point/New Well 6. County/Township/Range/Section : 7. Expected Date of First Flow/Delivery 8. Projected Volume (Barrels) 9. Receipt Point (location) ’ ” -_ ’ ” 10. Surface site provided by Shipper⁰ or SCM ⁰ 11. Expected Crude Oil composition Attach sample analysis 12. Sulfur Content Expected (Y / N) and quantity (Weight %) 13. Basic Sediment and Water (% of Volume)

SUBMITTED BY SHIPPER: LILIS ENERGY, INC. By: Name: Title: Date: ACKNOWLEDGED BY GATHERER SALT CREEK MIDSTREAM, LLC By: Name: Title: Date:

EXHIBIT F PRO FORMA TARIFF [ATTACHED]

[COGA – EXECUTION] FERC ICA OIL TARIFF F.E.R.C. No. 1.0.0 Salt Creek Midstream, LLC LOCAL TARIFF CONTAINING RULES, REGULATIONS AND RATES GOVERNING THE GATHERING AND TRANSPORTATION OF CRUDE OIL BY PIPELINE Rules and regulations published herein apply only under tariffs making specific reference by number to this tariff; such references will include subsequent reissues hereof. Filed in accordance with 18 CFR 342.2(b) (Establishing initial rates). Issued on [ ( )] days notice under authority of 18 CFR 341.14. This tariff publication is conditionally accepted subject to refund pending a 30 day review period. The provisions published herein will, if effective, not result in an effect on the quality of the human environment. ISSUE DATE: [ ], 2018 EFFECTIVE DATE: [ ], 2018 ISSUED BY: COMPILED BY: [name] [name] [title] [title] Salt Creek Midstream, LLC Salt Creek Midstream, LLC [address] [address] [contact info] [contact info] 1

[COGA – EXECUTION] TABLE OF CONTENTS SECTION I RULES AND REGULATIONS ............................................................................. 3 1. DEFINITIONS ........................................................................................................................... 3 2. COMMODITY ........................................................................................................................... 6 3. QUALITY SPECIFICATIONS .................................................................................................. 6 4. VARIATIONS IN QUALITY AND GRAVITY ....................................................................... 9 5. MINIMUM TENDER ................................................................................................................ 9 6. NOMINATIONS REQUIRED ................................................................................................... 9 7. PRORATIONING PROCEDURES ......................................................................................... 10 8. MEASUREMENT .................................................................................................................... 12 9. RECEIPT FACILITIES ............................................................................................................ 12 10. STORAGE OF CRUDE OIL ................................................................................................. 13 11. DELIVERY FACILITIES ..................................................................................................... 13 12. NOTICE OF ARRIVAL, DELIVERY AT DESTINATION .................................. 13 13. LINE FILL REQUIREMENTS ............................................................................................. 14 14. TITLE ..................................................................................................................................... 16 15. RATES APPLICABLE .......................................................................................................... 16 16. RATES APPLICABLE FROM INTERMEDIATE POINTS .................................. 17 17. PAYMENT OF CHARGES ................................................................................................... 17 18. FINANCIAL ASSURANCES ............................................................................................... 18 19. CHARGE FOR FUND COMPENSATION .......................................................................... 19 20. LIABILITY OF SHIPPER ..................................................................................................... 19 21. LIABILITY OF GATHERER ................................................................................................ 19 22. CLAIMS, SUITS, AND TIME FOR FILING ....................................................................... 20 23. CONNECTIONS .................................................................................................................... 20 24. GATHERER DISCRETION .................................................................................................. 21 25. LOSS ALLOWANCE ............................................................................................................ 21 SECTION II RATES ................................................................................................................. 22 1

[COGA – EXECUTION] SECTION I RULES AND REGULATIONS 1. DEFINITIONS “Affiliate” means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term “control” (including its derivatives and similar terms) means possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, or if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control. “API” means the American Petroleum Institute. “API Gravity” means gravity determined in accordance with the American Society for Testing Materials Designation set out in Item 3(A). “Applicable Law” means all applicable laws, statutes, directives, codes, ordinances, rules, regulations, municipal by-laws, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards, consent orders, consent decrees and policies of any Governmental Authority. “ASTM” means the American Society for Testing Materials. “Barrel” means forty-two (42) gallons of 231 cubic inches per gallon at 60 degrees Fahrenheit (60° F) and equilibrium vapor pressure of the liquid. “COGA” means a Crude Oil Gathering Agreement executed by a Priority Shipper with Gatherer with respect to the Gathering System pursuant to the Open Season. “Commencement Date” means the date that the Gathering System commenced initial service. “Committed Volume” means (i) with respect to a Priority Shipper that has committed to deliver a specified volume of Crude Oil to the Gathering System pursuant to such Priority Shipper’s COGA or pay a deficiency payment, such specified volume (expressed in Barrels per day), and (ii) with respect to a Priority Shipper that has not committed to deliver a specified volume of Crude Oil, but has made an acreage dedication pursuant to such Priority Shipper’s COGA, a volume of Crude Oil (expressed in Barrels per day) equal to such Priority Shipper’s Maximum Daily Quantity. “Consignee” means the Person to whom a Shipper has ordered the delivery of Crude Oil. “Consignor” means the Person from whom a Shipper has ordered the receipt of Crude Oil. 2

[COGA – EXECUTION] “Crude Oil” means liquid hydrocarbons that meet the Quality Specifications set forth in Item 3(A). “Delivery Point” means the points of interconnection between the Gathering System and any downstream pipeline as mutually agreed upon by the Parties at which Gatherer will redeliver Shipper Crude Oil for the account of Shipper, as such points are specified in Section II of this tariff. “Encumbered Crude Oil” has the meaning set forth in Item 14(B). “Excess Line Fill” has the meaning set forth in Item 13(B). “Force Majeure” means any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, including acts of God, acts of Governmental Authorities, compliance with rules, regulations or orders of any Governmental Authority, strikes, lockouts or other industrial disturbances, acts of the public enemy, acts of terrorism, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, extreme cold, storms, hurricanes, floods, or other adverse weather conditions, washouts, arrests and restraint of rulers and people, civil disturbances, explosions, breakage or accident to machinery, equipment or pipelines, freezing of wells, pipelines or equipment, requisitions, directives, diversions, embargoes, priorities or expropriations of government or Governmental Authorities, legal or de facto, whether purporting to act under some constitution, decree, law or otherwise, failure of pipelines or other gatherers to gather or furnish facilities for transportation, failures, disruptions, or breakdowns of machinery or of facilities for production, manufacture, transportation, distribution, processing or consumption (including, but not by way of limitation, the Gathering System), allocation or curtailment by third parties of downstream capacity, inability to secure or delays in securing permits from Governmental Authorities, transportation embargoes or failures or delays in transportation or poor road conditions, partial or entire failure of Crude Oil supply and downstream pipeline market constraints. “Force Majeure” shall expressly exclude (i) delays in permitting that are not extraordinary or unusual for the dedicated area under a COGA and the development of the Permian Basin and other relevant basins, or (ii) any matters within the reasonable control of Gatherer (such as easement, right-of-way, fee land and surface right acquisition, the availability of labor, materials and supplies, and other similar matters). “Gatherer” means Salt Creek Midstream, LLC. “Gathering System” means that portion of Gatherer’s pipeline system, including all appurtenances thereto, related to the provision of gathering and transportation services provided by Gatherer pursuant to this tariff. “Governmental Authority” or “Governmental Authorities” means (i) the United States of America, (ii) any state, county, parish, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state, county, municipality or other governmental subdivision within the United States of America. “Guarantee” has the meaning set forth in Item 18(B). 3

[COGA – EXECUTION] “Inaccuracy Period” has the meaning set forth in Item 8(D). “Line Fill” has the meaning set forth in Item 13(A). “Maximum Daily Quantity” shall mean the maximum volume of Crude Oil (expressed in Barrels per day) a Priority Shipper is allowed to deliver to the Gathering System pursuant to such Priority Shipper’s COGA. “Monthly Committed Volume” means the product of (i) the Priority Shipper’s Committed Volume and (ii) the number of days in the applicable month. “Nomination” (including “Nominates” and the syntactical variants thereof) means the written or electronic communication from Shipper to Gatherer, pursuant to and in accordance with this tariff, requesting that Gatherer transport for Shipper in a given month a stated volume of Crude Oil from a specified Receipt Point to the applicable Delivery Point in accordance with the terms of this tariff. “Non-Priority Capacity” means the System Capacity available for allocation to Uncommitted Shippers each Proration Month following the allocation of System Capacity to Priority Shippers under Item 7(C), which shall equal at least ten percent (10%) of the System Capacity, assuming Gatherer receives sufficient Nominations from Uncommitted Shippers. “Notification” has the meaning set forth in Item 13(C)(3). “Off-Spec Crude Oil” has the meaning set forth in Item 3(E). “Open Season” means that open season held by Gatherer to obtain volume commitments and/or acreage dedications on the Gathering System, and any supplemental open season held by Gatherer to obtain additional volume commitments and/or acreage dedications on the Gathering System prior to the commencement of service on the Gathering System. “Party” shall refer to either Shipper or Gatherer, individually, and “Parties” shall refer to Gatherer and Shipper, collectively. “Person” means any individual, corporation, limited liability company, partnership, trust or other entity, or any Governmental Authority. “Priority Rates” means the rates identified as “Priority Rates” in Section II of this tariff. “Priority Service” means that a tender of Crude Oil by a Priority Shipper for transport on the Gathering System not exceeding Shipper’s Maximum Daily Quantity and paying the Priority Rate for levels of applicable service on the Gathering System, shall be entitled to the highest level of service on the Gathering System and not be subject to prorationing to accommodate nominations of uncommitted volumes for transport on the Gathering System or nominations of volumes for transport on the Gathering System by Shippers who do not elect to pay (or are not eligible thereunder) the Priority Rate for such nominations. “Priority Shipper” means a Shipper with which Gatherer has executed a COGA for Priority Service on the Gathering System pursuant to the open season(s) held by Gatherer and such 4

[COGA – EXECUTION] COGA provides for a term of at least ten (10) years and either (i) a commitment to deliver a specified volume of Crude Oil on the Gathering System of at least 2,000 Barrels per day, or (ii) with respect to a Priority Shipper that has not committed to deliver a specified volume of Crude Oil, but has made an acreage dedication pursuant to such Priority Shipper’s COGA, an acreage dedication covering at least 2,000 net acres of lands located in Winkler County, Texas, Loving County, Texas and/or Eddy and Lea Counties, New Mexico. “Prime Rate” has the meaning set forth in Item 17(C). “Proration Month” means the month for which capacity is to be allocated under Item 7. “Qualified Institution” means the domestic office of a commercial bank or trust company that is not an Affiliate of Shipper and that has assets of at least $10 billion and an investment-grade credit rating as established by Standard and Poor’s and Moody’s. “Quality Specifications” has the meaning set forth in Item 3(A). “Receipt Point” means the receipt/inception point(s) where Crude Oil is received into the Gathering System, as such points are specified in Section II of this tariff. “Shipper” means a party that contracts with Gatherer for transportation of Crude Oil in accordance with this tariff and any other applicable tariffs of Gatherer. “Shipper’s Permitted Liens” means (i) any liens, security interests or other encumbrances benefiting one or more lenders to Shipper as part of a financing provided by such lenders to Shipper for which such lenders have not taken actions to foreclose on such liens; and (ii) normal and customary liens under financing agreements, operating agreements, unitization agreements, pooling orders, drilling contracts and similar agreements for upstream operators and mechanic's and materialman's liens, tax liens or mineral liens related to claims or obligations that are not delinquent or that are being contested in good faith and by appropriate proceedings. “System Capacity” means the operational capacity of the Gathering System at any applicable point in time. “Tender” or “Tendered” means delivery by Shipper to Gatherer of a stated quantity of Crude Oil for transportation from a specified Receipt Point to a specified Delivery Point on the Gathering System in accordance with this tariff. “Uncommitted Rates” means the rates identified as “Uncommitted Rates” in Section II of this tariff. “Uncommitted Shipper” means a Shipper that is not a Priority Shipper. “Unremoved Crude Oil” means Crude Oil that Shipper fails to arrange for receipt of, or refuses to receive, upon Gatherer’s delivery at the Nominated Delivery Point. 5

[COGA – EXECUTION]

2. COMMODITY

Gatherer is engaged in the transportation on the Gathering System of Crude Oil meeting the Quality Specifications set forth in Item 3 and will not accept any other commodity for transportation under this tariff.

3. QUALITY SPECIFICATIONS

A. The quality specifications for Crude Oil set forth below ("**Quality Specifications**") shall apply to Shipper's Tender. Shipper shall not deliver to Gatherer and Gatherer shall not be obligated to accept Crude Oil that, as determined by Gatherer, has on receipt qualities which are outside of the minimum and maximum ranges specified in the following table:

Quality	Units	Min	Max	Reference Test Method
API Gravity (60F)	deg. API	36	44	ASTM D287 AND API MPMS CHAPTER 9
Sulfur Content	Weight %		< 0.4	ASTM D4294
Reid Vapor Pressure	PSIA		9.5	ASTM D6377
True Vapor Pressure	PSIA		11.0	ASTM D6377
Basic Sediment and Water	% of Volume		< 1.0%	API MPMS CHAPTER 10.4

B. Gatherer shall have the right to change or modify the Quality Specifications provided in Item 3(A) in order to conform Gatherer's Quality Specifications to those of downstream connecting facilities.

C. Shipper shall perform applicable tests to ensure that the Crude Oil it Tenders to Gatherer for transportation on the Gathering System conforms to the Quality Specifications. Gatherer may also require Shipper to furnish a certificate setting forth in detail the specifications of each shipment of Crude Oil offered for transportation hereunder, and Shipper shall be liable for any contamination or damage to other Crude Oil in Gatherer's custody or to the Gathering System or other facilities caused by failure of the Crude Oil Tendered by Shipper to meet the specifications stated in Shipper's certification.

D. Gatherer or its representative may test all Crude Oil Tendered for transportation on the Gathering System for compliance with the Quality Specifications. All such tests shall be performed by Gatherer, but Shipper, Consignor, or Consignee may

6

[COGA – EXECUTION] be present or represented at the testing provided such witnessing does not unreasonably interfere with Gatherer’s operation of the Gathering System. Gatherer shall provide reasonable advance notice of any such testing (other than the continuous monitoring of the Gathering System) to Shipper. Quantities shall be tested in accordance with applicable API/ASTM standards and pipeline industry practice or such other tests as may be agreed upon by Gatherer and Shipper. All tests performed by Gatherer shall be determinative unless Shipper, Consignor, or Consignee submits to Gatherer, within sixty (60) days of the date of the test, appropriate documentation contesting the test. In the event of variance between Gatherer’s test results and Shipper’s test results or the specifications contained in a certificate provided by Shipper pursuant to Item 3(C), Gatherer’ test results shall prevail (absent error demonstrated by Shipper or fraud). E. Gatherer reserves the right to reject all Tenders of Crude Oil and refuse transportation if Gatherer determines that Shipper has delivered Crude Oil that (i) does not conform to the Quality Specifications, (ii) is not merchantable, (iii) is not readily acceptable for transportation through the Gathering System, (iv) would otherwise adversely affect the Gathering System or other Crude Oil on the Gathering System, (v) would make other Crude Oil on the Gathering System undeliverable at the Delivery Point(s) and/or (vi) would expose any Person or property (including the Gathering System) to an undue risk of harm or property damage (“Off-Spec Crude Oil”), all of which shall be determined by Gatherer, in Gatherer’s reasonable discretion. F. In the event Shipper Tenders Off-Spec Crude Oil to the Gathering System: (i) Gatherer may accept such Shipper’s delivery if Gatherer determines, in its sole discretion, that the quality of the Off-Spec Crude Oil, when commingled as a common stream, will nonetheless meet the Quality Specifications; provided, however, that Gatherer shall not knowingly accept Shipper's delivery of Off-Spec Crude Oil (a) if Gatherer determines that the quality of Off-Spec Crude Oil when commingled as a common stream, would not meet the Quality Specifications or (b) if the common stream is not meeting the Quality Specifications; and (ii) if Gatherer does not accept such Off-Spec Crude Oil as provided in (i) of this Item 3(F), Gatherer may exclude such Shipper with respect to such Off-Spec Crude Oil from further entry into the Gathering System until such time as Shipper returns the quality of its Off-Spec Crude Oil to a level satisfactory to Gatherer in accordance with this tariff. Nothing contained in this tariff, any other tariff filing, any pipeage contract or transportation services agreement or any other document, nor any receipt by Gatherer of Off-Spec Crude Oil (either unknowingly, as a temporary accommodation, or in its sole discretion), shall be construed to affect the Gatherer’s right, at any time and from time to time, to reject Tenders of Off- Spec Crude Oil and to refuse or suspend receipt of such Off-Spec Crude Oil until it is established to such Gatherer’s reasonable satisfaction that subsequent deliveries of Crude Oil will conform to the applicable Quality Specifications. During any period when Gatherer is knowingly accepting Off-Spec Crude Oil, Gatherer shall (x) regularly monitor the API Gravity of the Off-Spec Crude Oil at all Receipt Points from which Off-Spec Crude Oil is knowingly accepted by 7

[COGA – EXECUTION] Gatherer, and (y) manage the cumulative volume of Off-Spec Crude Oil so accepted to reduce the likelihood of the common stream failing to meet the Quality Specifications. G. Gatherer may monitor, but is not responsible for monitoring, receipts or deliveries for contaminants. Further, Gatherer reserves the right to dispose of any Off-Spec Crude Oil (other than such Crude Oil accepted pursuant to Item 3(F)(i)) blocking the Gathering System. Disposal thereof may be made in any reasonable manner, including, but not limited to, commercial sales. Shipper shall be liable for and shall defend, indemnify and hold Gatherer harmless from and against any and all claims, actions, suits, losses, demands, costs and expenses (including attorney’s fees and costs of repairing, inspecting, cleaning and decontaminating the Gathering System or the facilities of third parties) of every kind, nature or description to the extent caused by Off-Spec Crude Oil (other than such Crude Oil accepted pursuant to Item 3(F)(i)) that Shipper has delivered into the Gathering System. H. In addition to any other remedies available to Gatherer, if Crude Oil received by Gatherer into the Gathering System does not meet the Quality Specifications (other than such Crude Oil accepted pursuant to Item 3(F)(i)), Gatherer reserves the right to charge the Shipper the actual costs and expenses incurred by Gatherer to treat, handle, or otherwise dispose of all such Off-Spec Crude Oil so received; provided, however, Shipper shall not be subject to any such costs and expenses to the extent that the treatment of such Crude Oil and the costs related thereto are addressed pursuant to a COGA. In the event that, based upon Gatherer’s own testing, it is determined that Shippers are or have been delivering Crude Oil into the Gathering System at the Receipt Point that does not meet the Quality Specifications, then (i) Gatherer may add an off-spec penalty provision to this tariff in order to discourage deliveries of Crude Oil to the Gathering System that violate the Quality Specifications and (ii) for the avoidance of doubt, any Shipper who has delivered Off-Spec Crude Oil that, when commingled as a common stream, results in the common stream not meeting the Quality Specifications, shall be liable for damages caused to other Shippers’ Crude Oil to the extent that such Shipper’s delivery of Off-Spec Crude Oil results in other Shippers receiving Crude Oil that does not meet the Quality Specifications (other than such Crude Oil accepted pursuant to Item 3(F)(i)). I. As set forth in Item 3(G), Shipper shall not be liable for any claims or losses or other damages caused by or resulting from Crude Oil accepted pursuant to Item 3(F)(i), and Gatherer hereby waives its claims against Shipper with respect to any such claims or losses or other damages. 4. VARIATIONS IN QUALITY AND GRAVITY A. Gatherer shall not be liable to Shipper for changes in gravity or quality of Shipper’s Crude Oil which may occur from commingling or intermixing Shipper’s Crude Oil with Crude Oil from other Shippers in the same common stream while in transit except to the extent that such commingling or intermixing 8

[COGA – EXECUTION] would render Shipper’s Crude Oil to be Off-Spec Crude Oil or undeliverable as a result of Off-Spec Crude Oil received from other Shippers. Gatherer is not obligated to deliver to Shipper the identical Crude Oil Nominated and Tendered by Shipper; Gatherer will deliver the grade of Crude Oil it is regularly transporting as a common stream. B. Except as provided in Item 4(A), Gatherer shall have no responsibility in, or for, any revaluation or settlements which may be deemed appropriate by Shippers and/or Consignees because of mixing or commingling of Crude Oil shipments between the receipt and delivery of such shipments by Gatherer within the same common stream. C. Gatherer shall not be required to transport Crude Oil except with reasonable diligence, considering the quality of the Crude Oil, the distance of transportation and other material elements. Gatherer cannot commit to delivering Crude Oil to a particular destination, at a particular time. 5. MINIMUM TENDER Gatherer may impose minimum Tender requirements to the extent reasonably necessary for the efficient operation of the Gathering System. 6. NOMINATIONS REQUIRED A. Crude Oil for shipment through the Gathering System will be received only on a properly executed Nomination from Shipper identifying the month for which transportation is desired, the Receipt Point at which the Crude Oil is to be received by Gatherer, the Delivery Point of the shipment, Consignee (if any), and the amount of Crude Oil to be transported. Gatherer may refuse to accept Crude Oil for transportation unless satisfactory evidence is furnished that Shipper or Consignor has made adequate provisions for prompt receipt of all volumes at the Delivery Point. B. Any Shipper desiring to Nominate Crude Oil for transportation shall make such Nomination to Gatherer in writing on or before the twentieth (20th) day of the calendar month, before 12:00 a.m. Central Time, preceding the month during which the transportation of Crude Oil under the Nomination is to begin; provided, however, that if operating conditions permit, Gatherer, in its sole discretion, may consider and accept Nominations submitted after the date specified above. C. Gatherer may refuse to accept Crude Oil for transportation under this tariff (i) where Shipper, Consignor, or Consignee is (1) not in compliance with this tariff or (2) in breach of a COGA, as applicable, or (ii) where Shipper, Consignor, and/or Consignee is not in material compliance with all Applicable Law regulating shipments of Crude Oil. D. All Crude Oil accepted for transportation will be transported at such time and in such quantity as scheduled by Gatherer. 9

[COGA – EXECUTION] 7. PRORATIONING PROCEDURES A. When System Capacity will be prorated. When Gatherer receives more Nominations in a month for transportation of Crude Oil on the Gathering System than Gatherer is able to transport, Gatherer shall allocate the System Capacity under the provisions of this Item 7. B. Division of System Capacity between Shipper classes. System Capacity will be allocated among Priority Shippers as a class and Uncommitted Shippers as a class; any remaining System Capacity will be allocated in accordance with the provisions of Item 7(E). C. Allocation to Priority Shippers. (1) Except as provided in Item 7(C)(2), Gatherer shall allocate each Priority Shipper an amount of System Capacity equal to the lesser of the Priority Shipper’s Nomination for the Proration Month or its Monthly Committed Volume. If a Priority Shipper Nominates volumes in excess of its Monthly Committed Volume, then the excess incremental volumes shall be subject to prorationing under Item 7(E) below. (2) If an event of Force Majeure or other operational issue causes System Capacity to be reduced for the Proration Month, the allocation of System Capacity to each Priority Shipper under this Item 7(C) shall be reduced by the same percentage as the reduction in System Capacity that is caused by the Force Majeure event or operational issue. If an event of Force Majeure or other operational issue causes a service disruption on only a portion of the Gathering System or at a particular Receipt Point or Delivery Point, Gatherer shall continue to provide full operational service with respect to the unaffected portions of the Gathering System and to the unaffected Receipt Points and Delivery Points. Gatherer will reduce the allocations of System Capacity to each Priority Shipper affected by such Force Majeure event by the same percentage as the reduction in capacity of the affected portion of the Gathering System or the reduction in receipt or delivery capability of the affected Receipt Point or Delivery Point, respectively and as applicable. Pursuant to the terms of a Priority Shipper’s COGA, Gatherer may temporarily suspend such Shipper’s right to be treated as a Priority Shipper for purposes of this Item 7 during the occurrence of a default of the COGA by such Shipper. D. Allocation to Uncommitted Shippers. (1) Following the allocation of System Capacity set forth in Item 7(C) above, Gatherer shall next allocate the Non-Priority Capacity on the Gathering System among all Uncommitted Shippers in the following manner: i. Each Uncommitted Shipper shall be allocated an amount of System Capacity in the Proration Month that is equal to: 10

[COGA – EXECUTION] a. its Nomination, if the total volume Nominated by all Uncommitted Shippers is less than or equal to ten percent (10%) of System Capacity on the Gathering System; or b. its pro rata share, in accordance with its Nomination, of ten percent (10%) of the System Capacity on the Gathering System, if the total volume Nominated by all Uncommitted Shippers is greater than ten percent (10%) of such System Capacity. E. Remaining System Capacity. Any remaining System Capacity not allocated through the application of Items 7(C) or 7(D) shall be allocated first, pro rata, among all Priority Shippers having remaining unmet Nominations according to the level of each Priority Shipper’s Monthly Committed Volume. If allocation to any Shipper pursuant to this Item 7(E) exceeds such Shipper’s remaining Nomination or there remains unallocated System Capacity following this additional allocation to Priority Shippers, then the excess volume will be allocated among all other Shippers having unmet Nominations until the remaining System Capacity is fully allocated or all of the remaining Nominations have been fulfilled. F. Basis for Allocation; Notification. When prorationing of System Capacity is in effect: (1) Gatherer shall allocate System Capacity on a monthly basis; and (2) Gatherer will use reasonable efforts to notify each Shipper of its allocation not later than the first working day of the Proration Month. G. Reallocation of Unused Allocated System Capacity. If a Shipper does not use the portion of System Capacity allocated to it under this Item 7 at the times and in the amounts designated by Gatherer, Gatherer shall have the right to use Shipper’s unused portion of System Capacity to fulfill the unmet Nominations of other Shippers, but only to the extent and duration of Shipper’s under-utilization of its capacity, without impacting the payment obligations of Shipper or any other obligations of Shipper, or otherwise crediting or paying Shipper in any manner. Nothing in this Item 7(G) shall operate to reduce or otherwise alter Shipper’s Maximum Daily Quantity. H. Failure of Uncommitted Shipper to Use Allocated System Capacity. (1) Except as provided in Item 7(H)(2) below, an Uncommitted Shipper that fails to use all of its allocated System Capacity during a Proration Month shall have its allocation of System Capacity reduced in each subsequent Proration Month until the total reductions equal the amount of the deficiency. The amount of any such reduction shall be treated as unused allocated System Capacity and shall be reallocated among other Shippers in accordance with Item 7(G). 11

[COGA – EXECUTION] (2) Reduction of an Uncommitted Shipper’s allocation for failure to use its allocated System Capacity during a Proration Month may be waived, in whole or in part, if Gatherer determines that Shipper’s failure to use all or some of its allocated System Capacity was due to a Force Majeure. I. Transfer of Allocated System Capacity; Use of Affiliates. Except as provided in this Item 7(I), capacity allocated to a Shipper under this Item 7 may not be assigned, conveyed, loaned, transferred to, or used in any manner by another Shipper; provided, however, that a Shipper’s allocation of capacity may be transferred as an incident of the bona fide sale of the Shipper’s business or to a successor to the Shipper’s business by the operation of law, such as an executor or trustee in bankruptcy. 8. MEASUREMENT Crude Oil delivered hereunder shall be measured by in accordance with Gatherer’s [Measurement Policy], dated [ ], 2018. A copy of the [Measurement Policy] is available on Gatherer’s website at [ ]. 9. RECEIPT FACILITIES Gatherer will receive Crude Oil from Shippers at the Receipt Points on the Gathering System. Crude Oil will be received only from pipelines, tanks or other facilities that are provided by Shipper or Consignor, or a connecting carrier. Gatherer will not accept a Nomination unless such facilities have been provided and conform to the operating requirements of Gatherer, in Gatherer’s sole discretion. 10. STORAGE OF CRUDE OIL Gatherer does not provide storage for Crude Oil, except storage incidental to transportation on the Gathering System. Gatherer has the right to coordinate with downstream connecting facilities to ensure that Shipper has arranged for receipt of its Crude Oil at the Nominated Delivery Point; by Nominating Crude Oil for transportation on the Gathering System, Shipper agrees to permit such coordination. 11. DELIVERY FACILITIES Gatherer will accept Crude Oil for transportation only when Shipper or Consignee has provided the necessary facilities for taking delivery of the shipment as it arrives at the Delivery Point. Gatherer will not accept a Nomination unless such facilities have been provided and conform to the operating requirements of Gatherer, in Gatherer’s reasonable discretion. The cost of such facilities shall be provided at the sole cost of Shipper, except as otherwise provided for in a COGA. 12. NOTICE OF ARRIVAL, DELIVERY AT DESTINATION A. After a shipment of Crude Oil has had time to arrive at Shipper’s Nominated Delivery Point and on twenty-four (24) hours’ notice to Shipper or Consignee, 12

[COGA – EXECUTION] Gatherer may begin delivery of such Crude Oil to Shipper or Consignee at Gatherer’s current rate of pumping. Shipper shall timely remove its Crude Oil, or cause such Crude Oil to be removed, from the Gathering System following transportation to a Nominated Delivery Point. If Shipper or Consignee is unable or refuses to receive said shipment, Gatherer will assess a demurrage charge of 1.25 cents ($0.0125) per Barrel for each day (or fractional part thereof) commencing twenty-four (24) hours following Gatherer’s notification described above and Shipper’s failure to promptly accept such Crude Oil. In addition to such demurrage charge, Gatherer shall also have the right to curtail the amount of Crude Oil it will accept from Shipper until such Unremoved Crude Oil is removed. B. In addition to such demurrage charge, Gatherer also reserves the right if deemed necessary to clear the Gathering System, provided that the notices set out in Item 12(A) have been given, to make whatever arrangements for disposition of the Unremoved Crude Oil that are appropriate, which includes selling the Unremoved Crude Oil at a private sale for the best price reasonably obtainable. Gatherer may be a purchaser at such sale. The proceeds of any sale shall be applied in the following order: (i) to the reasonable expenses of holding, preparing for sale, selling, and transporting the Crude Oil, and to the extent allowed by Applicable Law reasonable attorneys’ fees and legal expenses incurred by Gatherer; and (ii) to the satisfaction of Shipper’s indebtedness including interest herein provided from the date payment is due. The balance of the proceeds of the sale remaining, if any, shall be paid to Shipper or, if there is a dispute or claim as to entitlement, held for whoever may be lawfully entitled thereto. Gatherer will have a claim for and against Shipper with respect to any deficiency arising from the debt due to Gatherer from Shipper and the proceeds of any sale after reduction as set forth above. Shipper shall indemnify Gatherer for all losses associated with Unremoved Crude Oil and Gatherer’s disposition of the Unremoved Crude Oil. Gatherer shall have no liability to Shipper associated with Shipper’s Unremoved Crude Oil or Gatherer’s disposition of Unremoved Crude Oil except as set forth herein. 13. LINE FILL REQUIREMENTS A. Gatherer shall require Shipper to supply, and Shipper shall supply, Crude Oil constituting its proportionate share of Crude Oil for line fill necessary for operation of the Gathering System (“Line Fill”). For purposes of clarity, a Priority Shipper’s proportionate share of Line Fill shall be the percentage equal to Priority Shipper’s Committed Volume divided by ninety percent (90%) of the total System Capacity at such time. B. In the event a Shipper’s Line Fill balance drops below its proportionate share of the volume of Crude Oil necessary for operation of the Gathering System, Gatherer will notify Shipper of the amount of Line Fill that Shipper owes and Shipper shall supply such Line Fill to Gatherer before Gatherer is obligated to accept Shipper’s Nominations or Tenders or make deliveries or shipments on 13

[COGA – EXECUTION] behalf of Shipper. Any notice to Shipper of additional Line Fill requirements under this Item 13(B) shall provide adequate time for Shipper to make the required Nominations under Item 6. Subject to the provisions of Item 17, in the event Shipper’s Line Fill balance is above its proportionate share of the volume of Crude Oil necessary for Line Fill (“Excess Line Fill”), then Gatherer shall notify Shipper of such Excess Line Fill amount and will return such Excess Line Fill to Shipper upon written request by Shipper to Gatherer and following a reasonable period of time to allow for administrative and operational requirements associated with the withdrawal of such Excess Line Fill. C. Subject to the provisions of Item 17, Line Fill furnished by Shipper may be withdrawn from the Gathering System under two circumstances (i) if Shipper intends to discontinue shipments on the Gathering System for the foreseeable future and/or, (ii) if Shipper is “no longer shipping” on the Gathering System, as described in Item 13(C)(2) below. Line Fill furnished by a Shipper may be withdrawn from the Gathering System only pursuant to the terms of this Item 13(C). (1) If Shipper intends to discontinue shipments on the Gathering System for the foreseeable future, Shipper shall provide written notification to Gatherer that it intends to discontinue shipments on the Gathering System. Gatherer will then provide written notice to Shipper as provided for in Item 13(C)(3). (2) A Shipper that makes no shipments on the Gathering System over a continuous six (6)-month period shall be deemed to be “no longer shipping.” When Gatherer identifies that a Shipper is “no longer shipping,” Gatherer will provide written notice to Shipper that it is considered to be “no longer shipping” on the Gathering System as provided for in Item 13(C)(3). (3) Gatherer will issue written notice (the “Notification”) to Shipper that according to the Gatherer’s books, Gatherer is holding a certain volume of Crude Oil on its books in Shipper’s name. Shipper will be advised in such letter that Shipper will have thirty (30) days effective with the date of the Notification to provide written direction regarding the disposal of Shipper’s Crude Oil. If at the end of this thirty (30)-day period, Gatherer has received no written direction, Gatherer will assume title to the Crude Oil being held on its books in Shipper’s name, free and clear of any and all liens, claims or encumbrances, and Shipper expressly agrees and consents to transfer title to Gatherer as set forth herein. (i) If Gatherer has been contacted by Shipper within thirty (30) days of the Notification described in Item 13(C)(3), Gatherer will grant Shipper an additional thirty (30) days without charge to facilitate the disposal of Shipper’s inventory Crude Oil. If at the end of this 60-day period, Shipper has not disposed of this Crude Oil, 14

[COGA – EXECUTION] Gatherer retains the right to charge a liquidated damage fee of $0.10 per Barrel, per month, retroactive to the date of the Notification, plus any other fees as allowed in accordance with this tariff; such fees will be required to be paid before the Crude Oil will be released. In addition, if Shipper has not disposed of such Crude Oil within sixty (60) days from the date of Notification, Gatherer will assume title to such Crude Oil free and clear of any and all liens, claims or encumbrances, and Shipper expressly agrees and consents to transfer title to Gatherer as set forth herein. If Shipper provides a written request to Gatherer after title to Crude Oil has been assumed by Gatherer but before Gatherer has otherwise disposed of Crude Oil, Gatherer agrees to transfer title back to Shipper for a fee of $5.00 per Barrel. Such fees will be required to be paid before the Crude Oil will be released. Upon transfer of title back to Shipper, Shipper will then be responsible for disposing of Crude Oil within thirty (30) days therefrom. Failure of Shipper to dispose of said Crude Oil within thirty (30) days of the transfer of title back to Shipper will result in title being vested back in Gatherer without recourse. (4) Gatherer’s return of Line Fill is contingent upon Shipper’s inventory balances and all outstanding amounts due having been reconciled between Shipper and Gatherer and Shipper having paid in full any amounts owed to Gatherer following such reconciliation. Gatherer shall have a reasonable period of time to complete administrative and operational requirements incident to Shipper’s withdrawal of Line Fill. (5) Subpart (C) of this Item 13 shall not apply to a Priority Shipper during the term of such Priority Shipper’s COGA. However, following the expiration of a Priority Shipper’s COGA, such Priority Shipper’s Line Fill shall be returned to Priority Shipper pursuant to the provisions set forth in subpart (C) of this Item 13. 14. TITLE A. Gatherer may require of Shipper satisfactory evidence of its perfected and unencumbered title (other than Shipper’s Permitted Liens) of any Crude Oil Tendered for shipment on the Gathering System. Gatherer shall have the right to reject any Crude Oil, when Tendered for transportation, that constitutes Encumbered Crude Oil (as defined below). B. At the time of Nomination, Shipper shall inform Gatherer if any Crude Oil Nominated and/or to be Tendered to Gatherer for transportation (i) may be involved in litigation, (ii) may be subject to a title dispute, or (iii) may be encumbered by a lien or charge of any kind at the time of delivery of such Crude Oil to Gatherer at a Receipt Point (other than any Shipper’s Permitted Liens and the lien created hereunder in favor of Gatherer) (“Encumbered Crude Oil”). In the event Gatherer receives such Shipper notice of Encumbered Crude Oil or 15

[COGA – EXECUTION] otherwise learns that Shipper has or will Nominate or Tender Encumbered Crude Oil, Gatherer, in its reasonable discretion, may require Shipper to provide one or more of the following: (i) satisfactory evidence of its perfected and unencumbered title, (ii) satisfactory indemnity bond to protect Gatherer against any and all loss, (iii) pre-payment of transportation charges, or (iv) subordination agreement from the applicable lienholder. Gatherer also has the right to refuse any shipment of Encumbered Crude Oil. C. By Nominating Crude Oil, Shipper warrants and guarantees that Shipper has good title (or right to ship or control) thereto and agrees to hold Gatherer harmless for any and all loss, cost, liability, damage and/or expense resulting from failure of title (or right to ship or control) thereto; provided that acceptance for transportation shall not be deemed a representation by Gatherer as to title (or right to ship or control). Shipper shall not cause or permit any lien, security interest or other form of burden to be filed or created with respect to Crude Oil in Gatherer’s possession, except for any Shipper’s Permitted Liens and the lien created hereunder in favor of Gatherer. 15. RATES APPLICABLE Crude Oil accepted for transportation shall be subject to the rates and charges in effect on the date of receipt by Gatherer that are applicable to Shipper’s shipments, irrespective of the date of the Nomination. The applicable rates are set forth in Section II herein. Transportation and all other lawful charges shall be collected on the basis of the quantities of Crude Oil delivered to Delivery Points, and said quantities will be determined in the manner provided in Item 8. The terms of a COGA shall govern the rights of a Priority Shipper and Gatherer with respect to the payment or nonpayment of any deficiency payments and/or other charges set forth in a COGA. In the event Gatherer refuses to accept Barrels of Crude Oil Tendered by a Priority Shipper for transportation under this tariff or a COGA because such Shipper has been (i) in violation of this tariff, or (ii) in material breach of a COGA at the time the Barrels are Tendered to Gatherer, then no reduction shall be made to a deficiency payment if, as a result of such refusal, such Priority Shipper fails to ship its Monthly Committed Volume for such month. 16. RATES APPLICABLE FROM INTERMEDIATE POINTS Shipments accepted for transportation from or to any point on the Gathering System not named in this tariff, but which is intermediate to a point where rates are published, will be assessed the rate in effect from or to the next more distant point published in this tariff. Continuous use of intermediate point rate application under this Item 16 for more than thirty (30) days requires establishment of a rate for the transportation service. 17. PAYMENT OF CHARGES A. Gatherer will invoice Shipper for transportation rates, fees, and charges, and any other amounts accruing on Crude Oil transported by Gatherer within twenty (20) days of the end of each month. Gatherer shall calculate and assess any payments 16

[COGA – EXECUTION] Shipper owes to Gatherer under a COGA, including but not limited to any deficiency payments, in accordance with the provisions of the COGA. B. All payments are due by the later of (i) the twenty-fifth (25th) day of the month in which the invoice is received or (ii) fifteen (15) days from the date of Shipper’s receipt of the invoice. Invoices falling due on a weekend or holiday need not be paid until the following regular workday and no interest shall accrue under Item 17(C) until after such regular workday. If Shipper, in good faith, disputes the amount of any such invoice or any part thereof, Shipper shall pay such amount as it concedes to be correct. If Shipper disputes the amount due, it must provide supporting documentation to support the amount disputed within ten (10) days of the date of Shipper’s receipt of such invoice. C. If any undisputed charge remains unpaid after the due date, then interest shall accrue at a per annum rate of interest equal to the lower of (i) the Prime Rate plus five percent (5%) or (ii) the maximum legal rate. “Prime Rate” means the prime rate on corporate loans at large U.S. money center commercial banks as set forth in the Wall Street Journal “Money Rates” table under the heading “Prime Rate,” or any successor thereto, on the first date of publication for the month in which payment is due. D. In addition, in the event Shipper fails to pay any undisputed charges owed to Gatherer, whether under this tariff, a COGA, or any other agreement, when due, Gatherer shall have the right, until such payments, including interest thereon, are paid in full, to: (i) refuse to provide Shipper access to the Gathering System or provide services pursuant to this tariff, including delivery of any of Shipper’s Crude Oil in Gatherer’s possession to Shipper, (ii) offset the current and future amounts owed by Shipper under this tariff or a COGA against any amounts Gatherer owes to Shipper or against any of Shipper’s Crude Oil in the Gathering System, and (iii) exercise any other rights and remedies granted under this tariff or existing under Applicable Law. E. Gatherer shall have a lien on all Crude Oil delivered to and in the possession of Gatherer to secure the payment of any and all charges and fees owed to Gatherer by Shipper, whether under this tariff, a COGA if applicable, or any other agreement, including but not limited to, transportation fees, deficiency payments, penalties, interest and late payment charges. Such lien shall extend to all Crude Oil in Gatherer’s possession beginning with Shipper’s first receipt of transportation or other services from Gatherer. Shipper agrees to execute such additional documents as may be reasonably necessary to perfect or evidence such lien. If a bill of lading is required under Applicable Law for such a lien to arise, acceptance of the Nomination will be deemed to be the bill of lading for all Crude Oil subject to such Nomination. The lien provided herein shall be in addition to any lien or security interest provided by this tariff or Applicable Law. F. If Shipper fails to pay any undisputed charges owed to Gatherer by the due date, Gatherer will notify Shipper of the failure, and if Shipper has not remedied the failure within ten (10) days following receipt of notice from Gatherer, in addition 17

[COGA – EXECUTION] to any other remedies under this tariff or under Applicable Law, Gatherer shall have the right, either directly or through an agent, to sell any Crude Oil of such Shipper in Gatherer’s custody, including Shipper’s Line Fill, at public auction, on any day not a legal holiday, not less than forty-eight (48) hours after publication of notice of such sale in a daily newspaper of general circulation published in the town, city, or general area where the sale is to be held, stating the time and place of sale and the quantity and location of the Crude Oil to be sold. At said sale, Gatherer shall have the right to bid, and, if it is the highest bidder, to become the purchaser. The proceeds of any sale shall be applied in the following order: (i) to the reasonable expenses of holding, preparing for sale, selling, and transporting the Crude Oil and to the extent allowed by Applicable Law reasonable attorneys’ fees and legal expenses incurred by Gatherer; and (ii) to the satisfaction of Shipper’s indebtedness including interest herein provided from the date payment is due. The balance of the proceeds of the sale remaining, if any, shall be paid to Shipper or, if there is a dispute or claim as to entitlement, held for whoever may be lawfully entitled thereto. Gatherer will have a claim for and against Shipper with respect to any deficiency arising from the debt due to Gatherer from Shipper and the proceeds of any sale after reduction as set forth above. 18. FINANCIAL ASSURANCES A. Thirty (30) days prior to making its first Nomination, each prospective Shipper shall provide information to Gatherer that will allow Gatherer to determine the prospective Shipper’s ability to pay any financial obligations that could arise from the transportation of the prospective Shipper’s Crude Oil under the terms of this tariff. The type of information Gatherer may request from a prospective Shipper includes, but is not limited to, most recent year-end financials, Form 10-K reports or other filings with regulatory agencies, and bank references. Except as otherwise provided for in a COGA, if, in the reasonable opinion of Gatherer, such prospective Shipper is not creditworthy, Gatherer shall require such Shipper to prepay all transportation and other fees and lawful charges accruing on Crude Oil delivered and accepted by Gatherer or supply an irrevocable letter of credit from a bank acceptable to Gatherer, with terms in a form acceptable to Gatherer and such prepayment must be received within five (5) days of Shipper’s first Nomination. B. In the event Gatherer determines, in a manner not unreasonably discriminatory, that a Shipper’s creditworthiness is at any time unsatisfactory to Gatherer, Gatherer may require, except as otherwise provided for in a COGA, Shipper to provide adequate assurance of performance. As adequate assurance, Gatherer may require Shipper to provide one of the following (at Gatherer’s election): (i) cash (in U.S. dollars), as collateral held for security, (ii) a Guarantee (as defined below), (iii) a prepayment, and/or (iv) an irrevocable standby letter of credit issued by a Qualified Institution, with the amount of such security to be the amount estimated in good faith for the next sixty (60) days of performance hereunder. For purposes of this Item 18(B), a “Guarantee” means a guarantee of the payment obligations of Shipper which is provided by Shipper’s credit support 18

[COGA – EXECUTION] provider in favor of Gatherer with such form of guarantee being acceptable to Gatherer in its reasonable discretion. C. In the event a prospective Shipper fails to comply with any obligation in Item 18(A) or a Shipper fails to comply with any obligation in Item 18(B), Gatherer shall not be obligated to provide such prospective Shipper with access to the Gathering System or to provide transportation services pursuant to this tariff or a COGA, as applicable, until such requirement is fully met. 19. CHARGE FOR FUND COMPENSATION In addition to all other charges to Shipper accruing on Crude Oil accepted for transportation and subject to any provision in a COGA, a per Barrel charge will be assessed and collected by Gatherer in the amount of any tax, fee, or other charge levied against Gatherer in connection with such Crude Oil by any Governmental Authority for the purpose of creating a fund for the prevention, containment, clean up, and/or removal of spills and/or the reimbursement of Persons sustaining a loss therefrom or any program where Gatherer is acting as a collecting agent. Such charge will be included in the appropriate tariff filed with the Federal Energy Regulatory Commission. 20. LIABILITY OF SHIPPER As a condition to Gatherer’s acceptance of Crude Oil for transportation on the Gathering System, each Shipper agrees to protect and indemnify Gatherer against claims or actions for injury and/or death of any and all Persons whomever and for damage to property of or any other loss sustained by Gatherer, Shipper, Consignor, Consignee and/or any third party, resulting from or arising out of (i) any breach of or failure to adhere to any provision of Gatherer’s tariff(s) or a COGA (if applicable) by such Shipper or any of its Consignors, Consignees, or any of their agents, employees or representatives and (ii) the negligent act(s) or failure(s) to act of such Shipper or any of its Consignors, Consignees or any of their agents, employees or representatives in connection with delivery or receipt of Crude Oil, except to the extent such claims or actions are due to the breach by Gatherer of this tariff or a COGA (if applicable), or negligence or willful misconduct of Gatherer. 21. LIABILITY OF GATHERER A. Gatherer, while in possession of Crude Oil herein described, shall not be liable for, and Shipper hereby waives any claims against Gatherer for, any loss thereof, damage thereto, or delay caused by Force Majeure, the act of Shipper itself, a Governmental Authority, the nature of the goods, or resulting from any other causes, unless such loss, damage, or delay is due to the breach by Gatherer of this tariff or a COGA (if applicable), or negligence or willful misconduct of Gatherer. Gatherer agrees to protect and indemnify Shipper against any claims, losses or damages arising from any breach, negligence or willful misconduct by Gatherer. Gatherer shall not be liable for, and Shipper hereby waives any claims against Gatherer for, any loss or damage to Crude Oil prior to the delivery of Crude Oil to Gatherer at the Receipt Points and after delivery of Crude Oil at the Delivery Points. 19

[COGA – EXECUTION] B. In case of loss or damage of any Crude Oil from any such causes that are not due to the breach, negligence or willful misconduct of Gatherer, after it has been received for transportation at the Receipt Point and before the same has been delivered to Shipper at the Delivery Point, such loss will be charged proportionately to each Shipper in the ratio that its Crude Oil, or portion thereof, received and undelivered at the time the loss occurs, bears to the total of all Crude Oil then in the custody of Gatherer for transportation via the lines or other facilities in which the loss occurs. Gatherer will be obligated to deliver only that portion of such Crude Oil remaining after deducting Shipper’s portion of such loss determined as aforesaid. In the aforementioned instance, transportation charges will be assessed only on the quantity delivered. C. Gatherer will not be liable for discoloration, contamination, or deterioration of the Crude Oil transported hereunder unless and to the extent such discoloration, contamination, or deterioration of Crude Oil transported results from the breach, negligence or willful misconduct of Gatherer. D. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS TARIFF, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES, ANY SUCCESSORS IN INTEREST OR ANY BENEFICIARY OR ASSIGNEE OF A COGA FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS OR REVENUES THAT CONSTITUTE SUCH DAMAGES, THAT ARISE OUT OF OR RELATE TO THIS TARIFF OR ANY BREACH HEREOF; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT BE CONSTRUED AS LIMITING AN OBLIGATION OF A PARTY HEREUNDER TO INDEMNIFY, DEFEND AND HOLD HARMLESS PERSONS ENTITLED TO INDEMNIFICATION HEREUNDER AGAINST CLAIMS ASSERTED BY UNAFFILIATED THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, THIRD PARTY CLAIMS FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES. E. Gatherer operates under this tariff solely as a common carrier and not as an owner, manufacturer, or seller of the Crude Oil transported or stored hereunder, and Gatherer expressly disclaims any liability for any express or implied warranty for Crude Oil transported hereunder including any warranties of merchantability or fitness for intended use. 22. CLAIMS, SUITS, AND TIME FOR FILING As a condition precedent to recovery by Shipper against Gatherer for loss, damage, or delay in receipt or delivery of Shipper’s Crude Oil for which Gatherer may be responsible, Shipper’s claim must be filed in writing with Gatherer within nine (9) months after delivery of the affected Crude Oil, or in case of Gatherer’s failure to make delivery of Shipper’s Crude Oil, then within nine (9) months after a reasonable time for delivery has elapsed; and suits shall be instituted against Gatherer only within two (2) years and one (1) day from the day when notice in writing is given by Gatherer to Shipper that Gatherer has disallowed the claim or any part or parts thereof 20

[COGA – EXECUTION] specified in the notice. Where claims are not filed or suits are not instituted by Shipper on such claims in accordance with the foregoing provisions, such claims will not be paid and Gatherer will not be liable. Nothing in this Item 22 shall limit Shipper’s right to receive indemnification with respect to any loss, claim or damage for which Gatherer is obligated to indemnify Shipper, other than claims by Shipper or its Affiliates for loss, damage or delay in receipt or delivery of Shipper’s Crude Oil by Gatherer, regardless of when such loss, claim or damage arose. 23. CONNECTIONS Subject to any provision contained in a Priority Shipper’s COGA, including any provision requiring the connection of Receipt Points, connections to the Gathering System will only be considered if made by formal written application to Gatherer in accordance with Gatherer’s connection policy. All connections will be subject to design requirements necessary to protect the safety, security, integrity and efficient operation of the Gathering System in accordance with generally accepted industry standards and Gatherer’s connection policies. Acceptance of any application for connection will be within the sole discretion of Gatherer and will be subject to compliance with Governmental Authorities and industry regulations. 24. GATHERER DISCRETION Gatherer will operate the Gathering System and implement the rules and regulations contained in this tariff, including those provisions providing for Gatherer’s discretion, in a manner that is not unduly discriminatory or unduly preferential 25. LOSS ALLOWANCE Except as otherwise set forth in Section II of this tariff, Gatherer shall deduct the actual losses of Crude Oil on a pro rata basis to cover losses inherent in the transportation of Crude Oil on the Gathering System, provided that such loss allowance shall not exceed (i) two-tenths of one percent (0.20%) of the volumes of Shipper’s Crude Oil received into the Gathering System, with respect to Shipper’s Crude Oil having an API Gravity of 49.9 degrees or less, or (ii) four-tenths of one percent (0.40%) of the volumes of Shipper’s Crude Oil received in the Gathering System, with respect to Shipper’s Crude Oil having an API Gravity of 49.9 degrees to 60 degrees (Gatherer will not accept for transportation Crude Oil with API Gravity above 60 degrees). The volumes delivered to Shipper or its designee from Gatherer’s facilities shall be net of such deduction. 21

[COGA – EXECUTION] SECTION II RATES TABLE 1 COMMITTED RATES APPLICABLE TO PRIORITY SHIPPERS1 AND UNCOMMITTED RATES Rates in Dollars per Barrel Volume 10 Year Term 12 Year Term Uncommitted Tier Origin Destination (Barrels/Day) Priority Rate2 Priority Rate3 Rate4 >25,000 1 Tank >20,000 and 2 Batteries <= 25,000 located in Winkler Interconnect at County, 10,000 and 3 Texas, Pipeline, <= 20,000 Loving [Winkler] County, County, Texas Texas and >=2,000 and 4 Lea County, <= 10,000 New Mexico 5 < 2,000 Truck Interconnect at Station(s) Pipeline, [Winkler] County, Texas 22

[COGA – EXECUTION] TABLE 2 COMMITTED RATES APPLICABLE TO PRIORITY SHIPPERS WITH ACREAGE DEDICATION OF AT LEAST 2,000 ACRES AND UNCOMMITTED RATES Rates in Dollars per Barrel 12 Year Term 5,9, Uncommitted Tier Origin Destination Priority Rate 6, 9, 10 10 Rate [ ] Tank Batteries located in Winkler Interconnect at County, 1 Texas, Pipeline, $0.75 $0.74 Loving [Winkler] County, County, Texas Texas and Lea County, New Mexico [ ] Interconnect at Truck 1 Station(s) Pipeline, [Winkler] County, Texas 23

[COGA – EXECUTION]

TABLE 3
COMMITTED RATES APPLICABLE TO PRIORITY SHIPPERS WITH ACREAGE DEDICATION OF AT LEAST 2,000 ACRES AND UNCOMMITTED RATES

Rates in Dollars per Barrel

<table>
<tr><th>Tier</th><th>Origin[7]</th><th>Destination</th><th>Volume (Barrels/Day)</th><th>10 Year Term Priority Rate[8]</th><th>Uncommitted Rate[6]</th></tr>
<tr><td>1</td><td rowspan="3">[____] Tank Batteries located in Eddy and Lea Counties, New Mexico</td><td rowspan="3">Interconnect at ________ Pipeline, [Winkler] County, Texas</td><td>>20,000</td><td>$1.18</td><td>$1.17</td></tr>
<tr><td>2</td><td>>10,000 and <= 20,000</td><td>$0.98</td><td>$0.97</td></tr>
<tr><td>3</td><td><=10,000</td><td>$0.78</td><td>$0.77</td></tr>
<tr><td></td><td>[_____] Truck Station(s)</td><td>Interconnect at ________ Pipeline, [Winkler] County, Texas</td><td></td><td></td><td></td></tr>
</table>

Effective as of 9:00 a.m., Central Clock Time, on the first January 1st that occurs two years after the Commencement Date, and each January 1st occurring thereafter, the Priority Rates and Uncommitted Rates noted above shall be adjusted upwards or downwards following FERC's indexing adjustment, as set out in 18 CFR § 342.3, including future amendments or modifications thereof, provided, however, that such indexing adjustment shall not result in an increase or decrease in the Priority Rates and/or Uncommitted Rates that exceeds two percent (2%) or a decrease in the Priority Rates and/or Uncommitted Rates that would result in a rate less than the rates set out in Gatherer's initial FERC tariff, F.E.R.C. No. 1.0.0. In the event that Gatherer is unable to make a tariff filing pursuant to 18 CFR § 342.4(c) to adjust the Uncommitted Rates, then Gatherer will make a tariff filing to adjust the Uncommitted Rates effective as of the subsequent July 1 pursuant to 18 CFR § 342.3. However, if the FERC indexing adjustment is eliminated, Gatherer may increase or decrease the Priority Rates and Uncommitted Rates to reflect any positive changes or negative changes in the Producer Price Index for Finished Goods, on a year-over-year basis, subject to the above-noted increase and decrease limitations.

TRUCK UNLOAD CHARGE

Shipments unloaded from tank truck facilities into the Gathering System at Receipt Points are subject to a charge of 7.25 cents ($0.0725) per Barrel, except as otherwise provided in a COGA.

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[COGA – EXECUTION] Notes Applicable to Tables 1, 2 and 3 1. Priority Shippers that have committed to deliver a specified volume of Crude Oil to the Gathering System. 2. In order to qualify for this 10 Year Term Committed Rate, a Priority Shipper must have entered into a COGA with a minimum term of 10 years and a commitment to deliver a specified volume of Crude Oil on the Gathering System of at least [2,000] Barrels per day. 3. In order to qualify for this 12 Year Term Committed Rate, a Priority Shipper must have entered into a COGA with a minimum term of 12 years and a commitment to deliver a specified volume of Crude Oil on the Gathering System of at least [2,000] Barrels per day. 4. An Uncommitted Shipper’s Uncommitted Rate will be based on the volume of Crude Oil it ships each month on the Gathering System, which shall then determine the volume tier applicable to such Uncommitted Shipper. 5. In order to qualify for this 12 Year Term Committed Rate, a Priority Shipper must have entered into a COGA with a minimum term of 12 years and made an acreage dedication covering at least [2,000] acres of lands located in Winkler County, Texas, Loving County, Texas and/or Lea County, New Mexico. 6. In order to qualify for the Uncommitted Rate based on an acreage dedication, an Uncommitted Shipper must have an effective dedication agreement with Gatherer pursuant to which such Uncommitted Shipper has agreed to deliver crude petroleum produced from the dedicated acreage for transportation on the Gathering System. 7. In lieu of the provisions stated in Item 25 of the tariff, the following will apply for Crude Oil Tendered at these Receipt Points: . The volumes delivered to Shipper from Gatherer’s facilities shall be net of such deduction. 8. In order to qualify for this 10 Year Term Committed Rate, a Priority Shipper must have entered into a COGA with a minimum term of 10 years and made an acreage dedication covering at least [2,000] acres of lands located in Winkler County, Texas, Loving County, Texas and/or Lea County, New Mexico. 9. If the Commencement Date does not occur by , 201 (the “Project Deadline”), then upon the Commencement Date, Gatherer shall temporarily reduce this Priority Rate to $0.375 per Barrel and this Uncommitted Rate to $0.370 per Barrel for only a period of time equal to the amount of days from the Project Deadline until the Commencement Date (“Delay Period”); provided, however, on the first day after the expiration of the period of time after the Commencement Date equal to the Delay Period, such Priority Rate and Uncommitted Rate will be increased to such rates, respectively, set out in Table 2. By way of example, if the Delay Period is equal to thirty (30) days, then such Priority Rate and Uncommitted Rate will be $0.375 per Barrel and $0.370 per Barrel, respectively, for only the first 30 days after the Commencement Date and on the 31st day after the Commencement Period, the Priority Rate and Uncommitted Rate shall be as set out in Table 2. Notwithstanding anything herein to the contrary, if the Project Deadline is delayed due to a properly noticed event of Force Majeure, then the Project Deadline shall be extended for each day of any such delay. 10. If Gatherer fails or is unable to connect an additional Receipt Point as requested by a Priority Shipper as provided for in the applicable COGA by the date that is thirty (30) days beyond the applicable Target RP In-Service Date (as such term is defined in the 25

[COGA – EXECUTION] applicable COGA) for any reason other than Force Majeure, then, for each day of unexcused delay until Gatherer connects such additional Receipt Point beyond the Target RP In-Service Date, Gatherer shall temporarily reduce this Priority Rate to $0.375 per Barrel and this Uncommitted Rate to $0.370 per Barrel for Shipper’s Crude Oil delivered to such additional Receipt Point for only a period of time equal to the amount of days from the deadline set forth in the COGA until the date such additional Receipt Point is connected; provided, however, on the first day after the expiration of such period of time, the Priority Rate and Uncommitted Rate will be increased to such rates, respectively, set out in Table 2. By means of example, if Gatherer connects a requested Receipt Point fifty (50) days after the Target In-Service Date for such additional Receipt Point, and such delay is not due to an event of Force Majeure, then the reduction in the Priority Rate and Uncommitted Rate described in the preceding sentence would apply to such Priority Shipper’s Crude Oil received at such additional Receipt Point for the first twenty (20) days after such additional Receipt Point is connected. 26

EXHIBIT G PRIOR DEDICATIONS NONE.